EXHIBIT 10.1

================================================================================









                            FIRSTSERVICE CORPORATION
                            FIRSTSERVICE DELAWARE, LP






                            ------------------------

                          NOTE AND GUARANTEE AGREEMENT

                            ------------------------



                         DATED AS OF SEPTEMBER 29, 2003






         U.S.$50,000,000 6.40% GUARANTEED SENIOR SECURED NOTES DUE 2015





================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE

1.       AUTHORIZATION OF NOTES...................................................................................1


2.       SALE AND PURCHASE OF NOTES...............................................................................2


3.       CLOSING..................................................................................................2


4.       CONDITIONS TO CLOSING....................................................................................2

         4.1.     Representations and Warranties..................................................................2
         4.2.     Performance; No Default.........................................................................2
         4.3.     Compliance Certificates.........................................................................3
         4.4.     Opinions of Counsel.............................................................................3
         4.5.     Purchase Permitted By Applicable Law, etc.......................................................3
         4.6.     Sale of Other Notes.............................................................................4
         4.7.     Payment of Special Counsel Fees, etc............................................................4
         4.8.     Private Placement Number........................................................................4
         4.9.     Changes in Corporate Structure..................................................................4
         4.10.    Evidence of Consent to Receive Service of Process...............................................4
         4.11.    Subsidiary Guarantees; Undertakings to Secure...................................................4
         4.12.    Financing Documents; Security Interests.........................................................5
         4.13.    Lien Searches...................................................................................5
         4.14.    Intercreditor Agreement.........................................................................5
         4.15.    Omnibus Amendment Agreements....................................................................5
         4.16.    Bank Amendment..................................................................................5
         4.17.    Proceedings and Documents.......................................................................6

5.       REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS...........................................................6

         5.1.     Organization; Power and Authority...............................................................6
         5.2.     Authorization, etc..............................................................................6
         5.3.     Disclosure......................................................................................7
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates................................7
         5.5.     Financial Statements............................................................................8
         5.6.     Compliance with Laws, Other Instruments, etc....................................................8
         5.7.     Governmental Authorizations, etc................................................................8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders; Call Option Triggering Events........9
         5.9.     Taxes; Foreign Taxes............................................................................9
         5.10.    Title to Property; Leases......................................................................10
         5.11.    Licenses, Permits, etc.........................................................................10
         5.12.    Compliance with ERISA; Foreign Pension Plans...................................................10
         5.13.    Private Offering by the Obligors...............................................................11
         5.14.    Use of Proceeds; Margin Regulations............................................................12
         5.15.    Existing Indebtedness; Future Liens............................................................12
         5.16.    Foreign Assets Control Regulations, etc........................................................12



         5.17.    Status under Certain Statutes..................................................................13
         5.18.    Environmental Matters..........................................................................13
         5.19.    Ranking........................................................................................13
         5.20.    Subsidiary Guarantees..........................................................................14
         5.21.    Ownership; Security Documents..................................................................14
         5.22.    Chief Executive Office.........................................................................15

6.       REPRESENTATIONS OF THE PURCHASERS.......................................................................15

         6.1.     Purchase for Investment........................................................................15
         6.2.     Source of Funds................................................................................15

7.       INFORMATION AS TO THE OBLIGORS..........................................................................17

         7.1.     Financial and Business Information.............................................................17
         7.2.     Officer's Certificate..........................................................................19
         7.3.     Inspection.....................................................................................20

8.       PREPAYMENT OF THE NOTES.................................................................................21

         8.1.     Required Prepayments...........................................................................21
         8.2.     Optional Prepayments with Make-Whole Amount....................................................21
         8.3.     Prepayment in Connection with a Payment under Section 13.......................................21
         8.4.     Notices, Etc...................................................................................22
         8.5.     Allocation of Partial Prepayments..............................................................23
         8.6.     Maturity; Surrender, etc.......................................................................23
         8.7.     Purchase of Notes..............................................................................23
         8.8.     Make-Whole Amount..............................................................................23

9.       AFFIRMATIVE COVENANTS...................................................................................24

         9.1.     Compliance with Law............................................................................25
         9.2.     Insurance......................................................................................25
         9.3.     Maintenance of Properties......................................................................25
         9.4.     Payment of Taxes and Claims....................................................................25
         9.5.     Corporate Existence, etc.......................................................................26
         9.6.     Ownership of the Company.......................................................................26
         9.7.     Ranking........................................................................................26
         9.8.     Subsidiary Guarantors; Undertakings to Secure..................................................26
         9.9.     Further Assurances; Release of Collateral......................................................26
         9.10.    Lines of Business..............................................................................27

10.      NEGATIVE COVENANTS......................................................................................27

         10.1.    Transactions with Affiliates...................................................................27
         10.2.    Merger, Consolidation, etc.....................................................................27
         10.3.    Liens..........................................................................................29
         10.4.    Consolidated Net Worth.........................................................................30
         10.5.    Leverage Ratio.................................................................................31
         10.6.    Fixed Charge Coverage Ratio....................................................................31
         10.7.    Subsidiary Indebtedness........................................................................31
         10.8.    Limitation on Priority Debt....................................................................31



         10.9.    Disposition of Assets..........................................................................31
         10.10.   Call Options...................................................................................32

11.      EVENTS OF DEFAULT.......................................................................................32


12.      REMEDIES ON DEFAULT, ETC................................................................................35

         12.1.    Acceleration...................................................................................35
         12.2.    Other Remedies.................................................................................36
         12.3.    Rescission.....................................................................................36
         12.4.    No Waivers or Election of Remedies, Expenses, etc..............................................36

13.      TAX INDEMNIFICATION.....................................................................................36


14.      GUARANTEE, ETC..........................................................................................39

         14.1.    Guarantee......................................................................................39
         14.2.    Obligations Unconditional......................................................................40
         14.3.    Guarantees Endorsed on the Notes...............................................................42

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................42

         15.1.    Registration of Notes..........................................................................42
         15.2.    Transfer and Exchange of Notes.................................................................42
         15.3.    Replacement of Notes...........................................................................42

16.      PAYMENTS ON NOTES.......................................................................................43

         16.1.    Place of Payment...............................................................................43
         16.2.    Home Office Payment............................................................................43

17.      EXPENSES, ETC...........................................................................................43

         17.1.    Transaction Expenses...........................................................................43
         17.2.    Taxes..........................................................................................44
         17.3.    Survival.......................................................................................44

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................44


19.      AMENDMENT AND WAIVER....................................................................................45

         19.1.    Requirements...................................................................................45
         19.2.    Solicitation of Holders of Notes...............................................................45
         19.3.    Binding Effect, etc............................................................................45
         19.4.    Notes held by Obligors, etc....................................................................46

20.      NOTICES.................................................................................................46


21.      REPRODUCTION OF DOCUMENTS...............................................................................46


22.      CONFIDENTIAL INFORMATION................................................................................47


23.      SUBSTITUTION OF PURCHASER...............................................................................48



24.      JURISDICTION AND PROCESS................................................................................48


25.      OBLIGATION TO MAKE PAYMENTS IN U.S. DOLLARS.............................................................49


26.      MISCELLANEOUS...........................................................................................49

         26.1.    Successors and Assigns.........................................................................49
         26.2.    Payments Due on Non-Business Days..............................................................49
         26.3.    Severability...................................................................................50
         26.4.    Construction...................................................................................50
         26.5.    Statement of Interest Rate.....................................................................50
         26.6.    Counterparts...................................................................................50
         26.7.    Governing Law..................................................................................50

                             SCHEDULES AND EXHIBITS



TAB A:         Schedule A             --   Information Relating to Purchasers
-----
TAB B:         Schedule B             --   Defined Terms
-----

TAB C:         Schedule 4.9           --   Changes in Corporate Structure
-----
               Schedule 4.12          --   Filings and Recordings
               Schedule 5.3           --   Disclosure Materials
               Schedule 5.4(a)        --   Subsidiaries and Ownership of Subsidiary Stock
               Schedule 5.4(b)        --   Guarantor Organizational Chart
               Schedule 5.5           --   Financial Statements
               Schedule 5.8           --   Certain Litigation
               Schedule 5.11          --   Patents, etc.
               Schedule 5.14          --   Use of Proceeds
               Schedule 5.15          --   Existing Indebtedness/Liens
               Schedule 5.21          --   Security Documents

TAB D:         Exhibit 1              --   Form of 6.40% Guaranteed Senior Secured Note due 2015
-----
               Exhibit 1-A            --   Form of Guarantee

TAB E:         Exhibit 4.4(a)(i)      --   Matters to be Covered in Opinion of U.S. Counsel
-----                                              for the Obligors

TAB F:         Exhibit 4.4(a)(ii)     --   Matters to be Covered in Opinion of Canadian Counsel
-----                                              for the Obligors

TAB G:         Exhibit 4.4(a)(iii)    --   Matters to be Covered in Opinions of Local Counsel
-----                                              for the Obligors

TAB H:         Exhibit 4.4(b)         --   Form of Opinion of Special U.S. Counsel for the Purchasers
-----

TAB I:         Exhibit 4.4(c)         --   Form of Opinion of Special Canadian Counsel
-----                                              for the Purchasers

TAB J:         Exhibit 4.11(a)        --   Form of Subsidiary Guarantee
-----

TAB K:         Exhibit 4.11(b)        --   Form of Undertaking to Secure
-----

                            FIRSTSERVICE CORPORATION

                                 1140 Bay Street
                                   Suite 4000
                                Toronto, Ontario
                                 Canada M5S 2B4

                            FIRSTSERVICE DELAWARE, LP

                               1526 Braken Avenue
                              Wellington, Delaware
                         United States of America 19808

                 6.40% Guaranteed Senior Secured Notes due 2015

                                                        As of September 29, 2003

To each of the purchasers listed in the attached Schedule A:

Ladies and Gentlemen:

         FIRSTSERVICE DELAWARE, LP, a limited partnership organized under the laws of Delaware (the "COMPANY"), and FIRSTSERVICE CORPORATION, a company incorporated under the laws of Ontario, Canada (the "GUARANTOR" and, together with the Company, the "OBLIGORS"), agree with each of the purchasers set forth on Schedule A attached hereto (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of U.S.$50,000,000 aggregate principal amount of its 6.40% Guaranteed Senior Secured Notes due 2015 (including any amendments, restatement or modifications from time to time, the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 15). The Notes shall be substantially in the form set out in
Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a "Section" are, unless otherwise specified, references to a Section of this Agreement. The Notes will be secured by the Collateral, all as provided in the Security Documents.

         Payment of the principal of, Make-Whole Amount (if any) and interest on the Notes and other amounts owing hereunder shall be unconditionally guaranteed by the Guarantor as provided in Section 14 (and each Note will have the guarantee (each, a "GUARANTEE" and, collectively, the "GUARANTEES") of the Guarantor endorsed thereon in the form set out in Exhibit 1-A).

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022-4689, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on September 29, 2003 or on such other Business Day thereafter as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), with the Guarantee of the Guarantor endorsed thereon, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5142288 at Bank One, NA, Chicago, Illinois, ABA# 071000013. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         4.1.     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Obligors and the Subsidiary Guarantors in each Financing Document shall be correct when made and at the time of the Closing.

         4.2.     PERFORMANCE; NO DEFAULT.

         Each Obligor and each of the Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in each Financing Document required to be performed or complied with by such Obligor or such Subsidiary Guarantor prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither Obligor nor any Subsidiary shall have entered into any transaction since June 30, 2003 that would have been prohibited by Section 10.1,
10.9 or 10.10 hereof had such Sections applied since such date.

         4.3.     COMPLIANCE CERTIFICATES.

         (a) OFFICER'S CERTIFICATE. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) SECRETARY'S CERTIFICATE. Each Obligor and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate or partnership (as applicable) proceedings relating to the authorization, execution and delivery of each Financing Document to which such Obligor or Subsidiary Guarantor is a party.

         4.4. OPINIONS OF COUNSEL.

         Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Shearman & Sterling, U.S. counsel for the Obligors and the Subsidiary Guarantors, (ii) Fogler Rubinoff LLP, Canadian counsel for the Obligors and the Subsidiary Guarantors and (iii) local counsel for the Obligors and the Subsidiary Guarantors in applicable jurisdictions (which counsel shall be reasonably acceptable to the Purchasers), covering the matters set forth in
Exhibit 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), respectively, (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers); (b) from Bingham McCutchen LLP, the Purchasers' special U.S. counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request; and (c) from Gowling Lafleur Henderson LLP, the Purchasers' special Canadian counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing such Purchaser's purchase of Notes and all other proceedings taken in connection with the transactions contemplated by this Agreement and the other Financing Documents shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate from the Guarantor certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         4.6.     SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

         4.7.     PAYMENT OF SPECIAL COUNSEL FEES, ETC.

         Without limiting the provisions of Section 17.1, the Obligors shall have paid on or before the Closing any fees due and owing to the Collateral Agent and the reasonable fees, charges and disbursements of the Purchasers' special Canadian and United States counsel referred to in Sections 4.4(b) and 4.4(c) to the extent reflected in a statement of such counsel rendered to the Guarantor at least one Business Day prior to the Closing. In addition, all taxes due in connection with the preparation, execution, delivery, filing, recordation, registration and notarization of any Financing Document or any document furnished under or in connection with any Financing Document shall have been paid in full by the Obligors and such Purchaser shall have received evidence thereof reasonably satisfactory to such Purchaser.

         4.8.     PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

         4.9.     CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, neither Obligor shall have changed its jurisdiction of incorporation or formation (as applicable) or been a party to any amalgamation, merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

         4.10.    EVIDENCE OF CONSENT TO RECEIVE SERVICE OF PROCESS.

         Such Purchaser shall have received, in form and substance satisfactory to such Purchaser, written evidence of the consent of Corporation Service Company, located at 1177 Avenue of the Americas, 17th Floor, New York, NY 10036, to the appointment and designation provided for by Section 24 hereof and Section
5.03 of the Subsidiary Guarantees for the period from the date of Closing through September 29, 2016 (and the payment in full of all fees in respect thereof).

         4.11.    SUBSIDIARY GUARANTEES; UNDERTAKINGS TO SECURE.

         Such Purchaser shall have received a true and complete copy of each Subsidiary Guarantee, duly executed and delivered by the relevant Subsidiary Guarantors identified in Schedule 5.4(a), and each Subsidiary Guarantee shall be in full force and effect; and such Purchaser shall have received a true and complete copy of each Undertaking to Secure, duly executed and delivered by each Undertaking Subsidiary identified in Schedule 5.4(a), and each of the Undertakings to Secure shall be in full force and effect.

         4.12.    FINANCING DOCUMENTS; SECURITY INTERESTS.

         This Agreement and each other Financing Document shall have been duly executed and delivered by each of the parties hereto and thereto and shall be in full force and effect. In addition, such Purchaser shall have received evidence reasonably satisfactory to such Purchaser that the Obligors shall have taken all actions (including, without limitation, the making of all recordings and filings set forth in Schedule 4.12) as may be necessary or appropriate in order to create and perfect the security interests intended to be created pursuant to the Security Documents.

         4.13.    LIEN SEARCHES.

         Such Purchaser shall have received the results of recent searches, conducted by a Person reasonably satisfactory to such Purchaser, of PERSONAL PROPERTY SECURITY ACT (Ontario), Uniform Commercial Code and similar registrations and filings and tax and judgment Liens filed with respect to the Collateral in such filing offices as such Purchaser may reasonably request.

         4.14.    INTERCREDITOR AGREEMENT.

         The Obligors, FirstService (USA), Inc., the Subsidiaries of the Guarantor named therein, the Purchasers, the Collateral Agent, the 2001 Noteholders, the banks named on the execution pages thereto and The Toronto-Dominion Bank, as bank collateral agent, shall have executed and delivered that certain Amended and Restated Intercreditor Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), amending and restating the terms of that certain Intercreditor Agreement dated as of June 21, 2001 by and among each of the foregoing parties (other than the Purchasers) and the Intercreditor Agreement shall be in full force and effect.

         4.15.    OMNIBUS AMENDMENT AGREEMENTS.

         The Obligors, the Subsidiary Guarantors, the Purchasers, the Collateral Agent and the 2001 Noteholders shall have executed and delivered (a) the Omnibus Amendment Agreements amending (i) the terms of the Existing Security Documents to provide, among other things, for the obligations of the Obligors and the Subsidiary Guarantors under the respective Financing Documents to be secured by the Collateral in accordance with the terms of the Security Documents, and (ii) certain terms and provisions of the 2001 Note Agreement and the Subsidiary Guarantees executed in respect thereof; and (b) any and all such other documents, instruments and agreements as may be required in order to grant a first priority Lien on the Collateral (subject to the Liens arising in connection with the Credit Agreement, the 2001 Note Agreement and any other Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties.

         4.16.    BANK AMENDMENT.

         The Obligors, FirstService (USA), Inc. and certain Subsidiaries of the Guarantor named as "Unlimited Guarantors" therein shall have entered into an amendment to the Credit Agreement consenting to, INTER ALIA, the entering into, by certain Obligors, of this Agreement, the issuance of the Notes by the Company and the grant by the Guarantor and certain of its

Subsidiaries of a security interest in, and lien upon, their respective assets and properties to secure their respective obligations under this Agreement, the Notes, the Guarantees and the Subsidiary Guarantees, as the case may be. The Obligors shall have delivered copies of such amendment and each of the other instruments and agreements executed and/or delivered in connection therewith, certified as true and correct by a Responsible Officer.

         4.17.    PROCEEDINGS AND DOCUMENTS.

         All partnership, corporate and other proceedings in connection with the transactions contemplated by the Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         The Company and the Guarantor jointly and severally represent and warrant to each Purchaser that:

         5.1.     ORGANIZATION; POWER AND AUTHORITY.

         Each Obligor is a corporation or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or partnership (as applicable) and, if applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or partnership (as applicable) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact as described in the Annual Report, to execute and deliver
(a) this Agreement, the Notes and each other Financing Document to which the Company is a party (in the case of the Company) and (b) this Agreement, the Guarantees and each other Financing Document to which the Guarantor is a party (in the case of the Guarantor), and to perform the provisions hereof and thereof.

         5.2.     AUTHORIZATION, ETC.

         This Agreement, the Notes and each other Financing Document to which the Company is a party have been duly authorized by all necessary partnership action on the part of the Company, and this Agreement and the Existing Security Documents constitute, and upon execution and delivery thereof each Note and each other Financing Document (including, without limitation, the Omnibus Amendment Agreements) to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and this Agreement, the Guarantees and each other Financing Document to which the Guarantor is a party have been duly authorized by all necessary corporate action on the part of the Guarantor, and this Agreement and the Existing Security Documents constitute and, upon execution and delivery thereof, each Guarantee and each other Financing Document (including, without limitation, the Omnibus Amendment Agreements) to which the Guarantor is a party will constitute, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3.     DISCLOSURE.

         The Obligors have delivered to each Purchaser a copy of the Guarantor's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (the "ANNUAL REPORT") as filed with the United States Securities and Exchange Commission. The Annual Report fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries as of the date hereof. Except as disclosed in Schedule 5.3, this Agreement, the other Financing Documents, the Annual Report, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since March 31, 2003, there has been no change, and there is no fact known to the Company that could reasonably be expected to result in a change, in the financial condition, operations, business or properties of either Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

         (a) Schedule 5.4(a) contains (except as noted therein) complete and correct lists (i) of the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary and whether such Subsidiary shall be a Subsidiary Guarantor or an Undertaking Subsidiary as of the date of Closing and (ii) of the Guarantor's Affiliates, other than Subsidiaries. Schedule 5.4(b) sets forth the corporate structure of the Guarantor as of the date hereof.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4(a) as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4(a) and except as created by any Security Document and in connection with the Credit Agreement and the 2001 Note Agreement).

         (c) Each Subsidiary identified in Schedule 5.4(a) is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is, if applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact as described in the Annual Report and, in the case of the Subsidiary Guarantors, to execute and deliver the Financing Documents to which each is a party and to perform their respective obligations thereunder.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4(a), the Credit Agreement, the 2001 Note Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5.     FINANCIAL STATEMENTS.

         The Obligors have delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated earnings and cash flows for the respective periods so specified and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement, the Notes and the other Financing Documents to which the Company is a party, by the Guarantor of this Agreement, the Guarantees and the other Financing Documents to which the Guarantor is a party, and by the Subsidiaries of the Financing Documents to which they are parties, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens created pursuant to the Security Documents) in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority having jurisdiction over either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

         5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (other than the making of the recordings and filings set forth in Schedule 4.12 for purposes of creating and perfecting the security interests intended to be created pursuant to the Security Documents) is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the other Financing Documents to which the

Company is a party, by the Guarantor of this Agreement, the Guarantees or the other Financing Documents to which the Guarantor is a party, and by the Subsidiaries of the Financing Documents to which they are parties, including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars to make payments under this Agreement, the Notes, the Guarantees or the other Financing Documents and the payment of such U.S. Dollars to Persons resident in the United States of America or Canada, other than the execution and filing of a report of exempt trade on Form 45-501F1 under Rule 45-501 made under the SECURITIES ACT (Ontario) together with the requisite filing fee with the Ontario Securities Commission (or any other applicable Canadian securities regulatory authority), within ten days of the sale and purchase of the Notes. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Canada of this Agreement, the Notes, the Guarantees or the other Financing Documents that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

         5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS; CALL OPTION TRIGGERING EVENTS.

         (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither of the Obligors nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (c) No Call Option Triggering Event has occurred and is continuing.

         5.9. TAXES; FOREIGN TAXES.

         (a) The Obligors and each Subsidiary have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with U.S. GAAP. Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.

         (b) No liability for any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding (each a "TAX" and collectively "TAXES"), directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in Canada or any political subdivision thereof or therein (an "APPLICABLE TAXING AUTHORITY") will be incurred by either Obligor or any holder of a Note as a result of the execution or delivery of this Agreement, the Notes or the Guarantees and, based on present law, no deduction or withholding in respect of Taxes imposed by or for the account of any Applicable Taxing Authority is required to be made from any payment by the Company under this Agreement or the Notes or by the Guarantor under this Agreement or the Guarantees except for any such withholding or deduction arising out of the conditions described in the last sentence of
Section 13(a).

         5.10.    TITLE TO PROPERTY; LEASES.

         The Obligors and each Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or any other Financing Document. All leases that either Obligor or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11.    LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11,

                  (a) the Obligors and each Subsidiary own, possess or are licensed to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Obligors, no product of either Obligor or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Obligors, there is no Material violation by any Person of any right of either Obligor or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either Obligor or any Subsidiary.

         5.12.    COMPLIANCE WITH ERISA; FOREIGN PENSION PLANS.

         (a) The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$5,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

         (c) The Obligors and each ERISA Affiliate have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Guarantor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes and Guarantees hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

         (f) Each Foreign Pension Plan has been established, operated, administered and maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and court orders and has been maintained in good standing with applicable regulatory authorities except for instances of non-compliance which have not resulted and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions, and any other amounts required by applicable Foreign Pension Plans documents or applicable laws have been paid or accrued as required except for premiums, contributions or other amounts that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.13.    PRIVATE OFFERING BY THE OBLIGORS.

         Neither the Obligors nor anyone acting on their behalf has offered the Notes, the Guarantees or the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investement. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes, the Guarantees or the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act or the registration or prospectus requirements of securities legislation of any of the provinces or territories of Canada.

         5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System (12 CFR 221) or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

         5.15.    EXISTING INDEBTEDNESS; FUTURE LIENS.

         (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of June 30, 2003, since which date there has been no Material increase in the amounts, interest rates, sinking funds or installment payments of the Indebtedness of the Guarantor or its Subsidiaries or any Material increase in the frequency of any installment payments or any Material shortening of the maturities of any such Indebtedness. Neither of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) True and complete copies of the Credit Agreement, the 2001 Note Agreement and the Existing Security Documents have been provided to each Purchaser.

         (c) Except as disclosed in Schedule 5.15, neither of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

         5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder with the benefit of the Guarantees of the Guarantor nor the Company's use of the proceeds thereof will violate the United States

Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17.    STATUS UNDER CERTAIN STATUTES.

         Neither of the Obligors nor any Subsidiary:

                  (a) is subject to regulation under the Investment Company Act of 1940 of the United States of America, as amended, the Public Utility Holding Company Act of 1935 of the United States of America, as amended, or the Federal Power Act of the United States of America, as amended; or

                  (b) is nor will become a Person or entity described by section 1 of the Anti-Terrorism Order, and neither of the Obligors nor any Subsidiary knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such Persons or entities.

         5.18.    ENVIRONMENTAL MATTERS.

         Neither of the Obligors nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either Obligor or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing,

                  (a) neither of the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither of the Obligors nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by either Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         5.19.    RANKING.

         All liabilities of the Company under the Notes and of the Guarantor under the Guarantees constitute direct, unconditional and general obligations of such Obligor and rank in right of payment either PARI PASSU with or senior to all other Permitted Senior Secured Indebtedness of such Obligor.

         5.20.    SUBSIDIARY GUARANTEES.

         The representations and warranties of each Subsidiary Guarantor contained in the respective Subsidiary Guarantees to which each is a party are true and correct as of the date they are made and will be true and correct at the time of Closing. Immediately after giving effect to the Closing, the Subsidiary Guarantors that shall have executed and delivered the Subsidiary Guarantees in favor of the holders of the Notes are the same as the Subsidiaries of the Guarantor that have executed and delivered guarantees in favor of the Lenders in connection with the Credit Agreement and in favor of the 2001 Noteholders in connection with the 2001 Note Agreement.

         5.21.    OWNERSHIP; SECURITY DOCUMENTS.

         The Obligors are the sole and beneficial owners of the Collateral being provided pursuant to the terms of the Security Documents and no Lien exists or will exist upon such Collateral at any time, except for the security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for in the Security Documents (except as otherwise permitted by the Security Documents and except for Liens arising in connection with the Credit Agreement and any other Permitted Liens). The provisions of the Security Documents are effective to create, in favor of the Collateral Agent on behalf of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and as of the date of the Closing all necessary recordings and filings will have been made in all necessary public offices (such recordings and filings being identified on Schedule 4.12) and all other necessary and appropriate action will have been taken so that the Liens created by the Security Documents will constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens (other than Liens arising in connection with the Credit Agreement, the 2001 Note Agreement and any other Permitted Liens), and all necessary consents, if any, to the creation, effectiveness, priority and perfection of each such Lien have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Secured Parties. Schedule 5.21 sets forth a complete and correct list of all of the Security Documents in effect on the date of the Closing. The Collateral being provided on and as of the date of Closing in favor of the holders from time to time of Notes and the Collateral Agent is the same as the collateral provided in favor of the Lenders and the Collateral Agent (under and as defined in the Credit Agreement) in connection with the Credit Agreement and in favor of the 2001 Noteholders and the Collateral Agent in connection with the 2001 Note Agreement. The Guarantor has delivered true and correct copies of all of the Existing Security Documents to the Purchasers or their representatives on or prior to the date hereof and all certificates (to the extent applicable) evidencing the shares of capital stock and other equity interests pledged pursuant to the Existing Security Documents, together with all corresponding stock powers or other similar instruments executed in blank, have been delivered to the Collateral Agent (as defined in the Credit Agreement) to be held in accordance with the terms of the Intercreditor Agreement.

         5.22.    CHIEF EXECUTIVE OFFICE.

         The chief place of business and chief executive office of the Guarantor, and the office where the Guarantor keeps its records concerning the Collateral, is 1140 Bay Street, Suite 4000, Toronto, Ontario, Canada M5S 2B4. The chief place of business and chief executive office of the Company, and the office where the Company keeps its records concerning the Collateral, is 1526 Braken Avenue, Wellington, Delaware, United States of America 19808.

6.       REPRESENTATIONS OF THE PURCHASERS.

         6.1.     PURCHASE FOR INVESTMENT.

         Each Purchaser represents that such Purchaser is (i) an Institutional Accredited Investor, (ii) an "accredited investor" within the meaning of the SECURITIES ACT (Ontario), and (iii) purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds (each of which is an "accredited investor" as described in clause (ii) above) and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither Obligor is required to register the Notes. Each Purchaser agrees that it will not within 90 days of the issuance of the Notes, otherwise than pursuant to an exemption from the securities laws of each applicable province or territory of Canada, sell, transfer or otherwise dispose of the Notes, (x) in Canada or to any Person residing in Canada, or (y) to any other Person, without obtaining from such Person a covenant to refrain from selling such Notes to any Person specified in clause (x) above, other than pursuant to an exemption from applicable securities laws. Each Purchaser acknowledges that nothing in this Agreement is intended to impose an obligation on either Obligor to register the Notes under the Securities Act, any state securities laws or the SECURITIES ACT (Ontario), and that the Notes being sold hereby have not been qualified for sale under the securities laws of any province or territory of Canada and are not being and may not be offered or sold in Canada in contravention of the securities laws of any province or territory of Canada.

         6.2.     SOURCE OF FUNDS.

         Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source is a governmental plan; or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO THE OBLIGORS.

         7.1.     FINANCIAL AND BUSINESS INFORMATION.

         The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

         (a) QUARTERLY STATEMENTS -- within 45 days after the end of each of the first three quarterly periods in each fiscal year of the Guarantor, duplicate copies of,

                  (i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such period, and

                  (ii) consolidated statements of earnings and cash flows of the Guarantor and its Subsidiaries, for such period and (in the case of the second and third quarterly periods) for the portion of the fiscal year ending with such period, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their earnings and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the United States Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Guarantor, duplicate copies of,

                  (i) a consolidated balance sheet of the Guarantor and its Subsidiaries, as at the end of such fiscal year, and

                  (ii) consolidated statements of earnings and cash flows of the Guarantor and its Subsidiaries, for such fiscal year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. GAAP, and accompanied by

                           (A) an opinion thereon of independent chartered accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their earnings and cash flows and have been prepared in conformity with U.S. GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that they have reviewed this Agreement and the other Financing Documents and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the United States Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report and each registration statement (without exhibits except as expressly requested by such holder) filed by either Obligor or any Subsidiary with the Toronto Stock Exchange or any other stock exchange or the United States Securities and Exchange Commission and of all press releases and other statements made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(e), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within 15 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and that could reasonably be expected to result in a Material Adverse Effect; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) ANNUAL BUSINESS PLAN AND PROJECTIONS -- promptly, and in any event within 90 days of the beginning of each fiscal year of the Guarantor, copies of the Guarantor's annual business plan and financial projections (for each fiscal quarter), including profit and loss statements, cash-flow statements, balance sheets and projected capital expenditures for the fiscal year then begun, such business plan and financial projections not to be prepared in a manner and not to contain any statements inconsistent with U.S. GAAP;

                  (h) CALL OPTION TRIGGERING EVENT - promptly upon the earlier of either Obligor (i) receiving a Call Option Triggering Event Notice or (ii) otherwise becoming aware of the occurrence of any Call Option Triggering Event, written notice of such occurrence (which notice shall identify the name of the relevant Subsidiary and the amount of such Subsidiary's intercompany Indebtedness, and, if the Total Debt/EBIDTA Ratio at such time is equal to or greater than 3.25 to 1, the EBITDA for the applicable fiscal quarter and the amount of outstanding intercompany Indebtedness of each Subsidiary); and

                  (i) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any Subsidiary or relating to the ability of the Obligors to perform their respective obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes.

         7.2.     OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.3 through Section
         10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, and also including details of any adjustments to EBITDA as a result of Normalizing Adjustments) and stating that the appointment of the agent referred to in Section 24 remains in effect or stating the name and address of the Person appointed to replace such agent;

                  (b) NEW WHOLLY-OWNED SUBSIDIARIES -- a complete list of any and all new Wholly-Owned Subsidiaries formed, acquired or otherwise established during the previous fiscal quarter; and.

                  (c) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

7.3.     INSPECTION.

         The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor and the Company, to discuss the affairs, finances and accounts of the Guarantor and the Company and their Subsidiaries with the Guarantor's or the Company's officers, and (with the consent of the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) its independent chartered accountants, and (with the consent of the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Obligors and upon reasonable prior notice to the Guarantor, to visit and inspect any of the offices or properties of the Guarantor, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

         8.1.     REQUIRED PREPAYMENTS.

         On September 29th, 2012 and on each September 29th thereafter to and including September 29, 2014, the Company will prepay U.S.$12,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment. The Company will repay the entire outstanding principal balance of the Notes on September 29, 2015.

         8.2.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided in Section 8.4, prepay at any time all, or from time to time any part of, the Notes (in the case of a partial prepayment, such prepayment shall be in an amount not less than $1,000,000 (or such lesser amount as shall then be outstanding) and then only in increments of $100,000), at 100% of the principal amount so prepaid, plus all interest accrued thereon through such prepayment date, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount.

         8.3.     PREPAYMENT IN CONNECTION WITH A PAYMENT UNDER SECTION 13.

         (a) Subject to Subsection (b) below, if, as a result of the occurrence of any Tax Event, the Company or the Guarantor (assuming that the Guarantor is required to make a payment) on any date shall have (i) made a payment under
Section 13 with respect to any Note or the Guarantee in respect thereof or become obligated to make a payment under Section 13 with respect to any Note or the Guarantee in respect thereof on the next date on which a payment of interest is scheduled to be made (such payment in either case being in excess of the amount that such Obligor would have been required to pay but for the occurrence of such Tax Event) (in either case, any such Note being herein referred to as an "AFFECTED NOTE") and (ii) furnished to each holder of any Affected Note a notice from a Responsible Officer of such Obligor setting forth in reasonable detail the nature of such Tax Event and an explanation of the basis on which such Obligor is then so obligated to make payment under Section 13, the Company may, upon notice given as provided in Section 8.4, prepay the Affected Notes in whole (and not in part) at a price equal to the unpaid principal amount of such Notes, together with interest accrued thereon to the date fixed for such prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount. The prepayment notice to be given in connection with a prepayment pursuant to this Section 8.3(a) on account of a particular Tax Event shall be given not later than the date that the first payment is made under Section 13 in respect of such Tax Event.

         (b) Notwithstanding Subsection (a) above, no Affected Note shall be prepaid pursuant to this Section 8.3 if the holder thereof, at least five Business Days prior to the prepayment date under this Section 8.3, shall have delivered a notice to the Company stating that such holder waives any right to any future payment under Section 13 in respect of the specific Tax Event that shall have given rise to the Company's prepayment right under this Section 8.3; PROviDED that

                  (1) no such waiver (x) shall be deemed to constitute a waiver of any right to receive a payment in full under Section 13 in respect of any other Tax Event that shall have given rise to the Company's prepayment right under this Section 8.3 or (y) preclude the Company from exercising any such right of prepayment in respect of such other Tax Event; and

                  (2) if on any date the amount of any payment that a holder of a Note would be entitled to receive under Section 13 shall increase (in proportion to the total amount in respect of which the amount payable under Section 13 is determined),

                           (x) the occurrence of any such increase shall be
                  deemed to be a new Tax Event giving rise to a prepayment right under this Section 8.3, and

                           (y) such holder thereafter shall be entitled to
                  receive the full amount of any future payment provided under
                  Section 13, notwithstanding any waiver previously delivered pursuant to this Section 8.3 unless such holder shall have delivered a notice under Section 8.3(b) in respect of any such prepayment.

In addition, no prepayment of any Note shall be permitted pursuant to Section 8.3(a) if the underlying Tax payment under Section 13 arises as a result of the failure of the Company to make any request specified in Section 13(a)(iv) or any other act or omission by either Obligor.

         8.4.     NOTICES, ETC.

         The Company will give each holder of Notes written notice of each optional prepayment under Section 8.2 and each holder of any Affected Note written notice of each prepayment under Section 8.3, in each case not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes or Affected Notes, as the case may be, to be prepaid on such date, the principal amount of each Note or Affected Note, as the case may be, held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Each such notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated applicable Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, and two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes or Affected Notes, as the case may be, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.5.     ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes pursuant to Section
8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.6.     MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.7.     PURCHASE OF NOTES.

         Neither Obligor will nor will either Obligor permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by either Obligor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.8.     MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or
         8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of (x)(i) if such Called Principal is to be prepaid pursuant to Section 8.3, 1.00% or (ii) if such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, 0.50% PLUS (y) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service of Bridge Information Services (or such other display as may replace Page 678 on Telerate Service of Bridge Information Services) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

         9.1.     COMPLIANCE WITH LAW.

         The Obligors will and will cause each of their Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, the Obligors will not, and will not permit any of its Subsidiaries to, become a Person described in section 1 of the Anti-Terrorism Order, or knowingly engage in any dealings or transactions, or otherwise knowingly be associated with, any such Person.

         9.2.     INSURANCE.

         The Obligors will and will cause each of their Subsidiaries to (a) maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and (b), for so long as the Lien of the Security Documents is required to be in effect, ensure that the Collateral Agent is an additional named loss payee under all policies of insurance, as the Obligor's or such Subsidiary's interest may appear, and that such policies are not cancellable without at least 30 days' prior written notice being given by the insurers to the Collateral Agent.

         9.3.     MAINTENANCE OF PROPERTIES.

         The Obligors will and will cause each of their Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent either Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4.     PAYMENT OF TAXES AND CLAIMS.

         The Obligors will and will cause each of their Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either Obligor or any Subsidiary, PROVIDED that neither of the Obligors nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with U.S. GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5.     CORPORATE EXISTENCE, ETC.

         Subject to Sections 10.2 and 10.9, the Obligors will at all times preserve and keep in full force and effect their respective corporate or partnership existences (as applicable), and the Obligors will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary (other than the Company), or any such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6.     OWNERSHIP OF THE COMPANY.

         The Guarantor shall at all times own, directly or indirectly, 100% of the partnership interests in the Company free and clear of any Lien (other than Liens created under the Security Documents or arising in connection with the Credit Agreement and the 2001 Note Agreement).

         9.7.     RANKING.

         Each Obligor will ensure that, at all times, all liabilities of such Obligor under the Notes (in the case of the Company) and the Guarantees (in the case of the Guarantor) will rank in right of payment either PARI PASSU with or senior to all other Permitted Senior Secured Indebtedness of such Obligor.

         9.8.     SUBSIDIARY GUARANTORS; UNDERTAKINGS TO SECURE.

         The Obligors will ensure that each Person which after the date hereof becomes (i) a Wholly-Owned Subsidiary, is or becomes a Subsidiary Guarantor and grants and delivers the other applicable Direct Security in favor of the Secured Parties or (ii) a Non Wholly-Owned Subsidiary, is or becomes an Undertaking Subsidiary, in each case, as soon as possible and in any event within 10 Business Days following the date on which such Person becomes a Wholly-Owned Subsidiary or Non Wholly-Owned Subsidiary (as applicable).

         9.9.     FURTHER ASSURANCES; RELEASE OF COLLATERAL.

         (a) Subject to Section 9.9(b), the Obligors shall take, or cause to be taken, all action required or desirable to maintain good and valid title to the Collateral and shall maintain and preserve the Liens created by the Security Documents and the superiority of the priority thereof to all Liens other than the Liens arising in connection with the Credit Agreement, the 2001 Note Agreement and any other Permitted Liens.

         (b) At any time on or after the release by the Lenders of all or any part of the Security (each under and as defined in the Credit Agreement) and provided that no Default or Event of Default shall have occurred and be continuing, the Company may elect to require the holders of Notes and the Collateral Agent to release all or any such part (as the case may be) of the Collateral at such time existing in favor thereof; PROVIDED that the 2001 Noteholders are similarly obligated under the terms of the 2001 Note Agreement to release the Collateral held by the Collateral Agent at such time. Upon such election by the Company, the holders of Notes shall (and shall instruct the Collateral Agent to) (x) release such Collateral, (y) surrender to the Company all documents by which perfection of the Liens of such holders and of the Collateral Agent on and in such Collateral were perfected by possession and (z) register such PERSONAL PROPERTY SECURITY ACT (Ontario), Uniform Commercial Code and other personal property security discharge statements with respect to the Liens of such holders and of the Collateral Agent on and in such Collateral as the Company may reasonably request, in each case, at the expense of the Company.

         (c) Provided that no Default or Event or Default shall have occurred and be continuing, the holders of Notes shall (and shall instruct the Collateral Agent to) (x) release Collateral in respect of assets disposed of pursuant to Dispositions permitted pursuant to Section 10.9, (y) surrender to the Company all documents by which perfection of the Liens of such holders and of the Collateral Agent on and in such Collateral were perfected by possession and (z) register such PERSONAL PROPERTY SECURITY ACT (Ontario), Uniform Commercial Code and other personal property security discharge statements with respect to the Liens of such holders and of the Collateral Agent on and in such Collateral as the Company may reasonably request, in each case, at the expense of the Company.

         9.10.    LINES OF BUSINESS.

         The Obligors will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the business in which the Obligors and their Subsidiaries are engaged on the date of this Agreement as described in the Annual Report and businesses reasonably related thereto or in furtherance thereof.

10.      NEGATIVE COVENANTS.

         The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

         10.1.    TRANSACTIONS WITH AFFILIATES.

         The Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Guarantor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2.    MERGER, CONSOLIDATION, ETC.

         Neither Obligor will, and neither Obligor will permit any Subsidiary Guarantor to, directly or indirectly, enter into any merger, consolidation, amalgamation, reorganization, reconstruction or arrangement or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) in the case of either Obligor, the successor formed by such consolidation, amalgamation, reorganization, reconstruction or arrangement or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor or the Company (the "OBLIGOR SUCCESSOR"), shall be a solvent corporation organized and existing under the laws of Canada or any Province thereof, or the United States of America or any State thereof (including the District of Columbia), and, if the Guarantor or the Company, as the case may be, is not the Obligor Successor, (i) the Obligor Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of (x) this Agreement, the Notes and the other Financing Documents to which the Company is a party, in the case of the Company and (y) this Agreement, the Guarantees and the other Financing Documents to which the Guarantor is a party, in the case of the Guarantor and (ii) the Guarantor or the Company, as the case may be, shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (b) in the case of any Subsidiary Guarantor, the successor formed by such consolidation, amalgamation, reorganization, reconstruction or arrangement or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary Guarantor (the "GUARANTOR SUCCESSOR"), shall be (1) either Obligor, such Subsidiary Guarantor or another Subsidiary Guarantor, (2) a solvent corporation organized and existing under the laws of Canada or any Province thereof, the United States of America or any State thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor, and (i) such Guarantor Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the relevant Subsidiary Guarantee and (ii) the Obligors shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof or (3) any other Person so long as the transfer of all of the assets of such Subsidiary Guarantor would have otherwise been permitted by Sections 10.9(ii) and (iii) and such transaction is treated as a Disposition of all of the assets of such Subsidiary Guarantor for purposes of Sections 10.9(ii) and (iii); and

                  (c) in the case of any such transaction, (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (ii) the Obligors shall have demonstrated to the reasonable satisfaction of the Required

         Holders that all actions necessary to preserve and maintain the Lien of the Security Documents and the Lien arising in connection with the Credit Agreement and the 2001 Note Agreement in each case on the Collateral have been taken.

         No such conveyance, transfer or lease of substantially all of the assets of either Obligor shall have the effect of releasing such Obligor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under (x) this Agreement, the Notes or the other Financing Documents to which the Company is a party, in the case of the Company or (y) this Agreement, the Guarantees or the other Financing Documents to which the Guarantor is a party, in the case of the Guarantor.

         10.3.    LIENS.

         The Guarantor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of the Guarantor or any Subsidiary, excluding from the operation of this Section the following Liens (each a "PERMITTED LIEN" and together, the "PERMITTED LIENS"):

                  (a) Liens securing Indebtedness of the Guarantor or any Subsidiary outstanding on the date hereof as specified in Schedule 5.15 (to the extent such Lien is not otherwise permitted by any other subsections of this Section 10.3);

                  (b) Liens incurred and pledges and deposits made in connection with workers' compensation, unemployment insurance, old-age pensions and similar legislation (other than ERISA);

                  (c) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), and statutory obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (d) statutory Liens of landlords, undetermined or inchoate Liens and other Liens imposed by law, such as carriers', warehousemens', mechanics', construction and materialmen's Liens, incurred in good faith in the ordinary course of business PROVIDED that the aggregate amount of any carriers', warehousemens', mechanics', construction or materialmens' Liens shall at no time exceed an aggregate amount of U.S.$1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) and the amount thereof shall be paid when such amount shall become due;

                  (e) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings;

                  (f) permits, right-of-way, zoning restrictions, easements, licenses, or reservations or restrictions on the use of real property or minor irregularities or minor title defects incidental thereto which do not in the aggregate materially detract from the value of the property or assets of the Guarantor or any of its Subsidiaries or materially impair the operation of the business of the Guarantor or any of its Subsidiaries;

                  (g) Liens arising out of the leasing of personal property by the Guarantor or any of its Subsidiaries in the ordinary course of business up to an amount not exceeding in the aggregate U.S.$15,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) for the Guarantor and its Subsidiaries;

                  (h) Liens, subordinate in priority to the Liens created under the Security Documents, incurred in the ordinary course of business for the purposes of securing the payment of any purchase price balance or the refinancing of any purchase price balances not greater than in the aggregate U.S.$25,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) of any assets (other than current assets) acquired by the Guarantor or any of its Subsidiaries PROVIDED that any such Liens are restricted to the assets so acquired;

                  (i) reservations, conditions, limitations and exceptions contained in or implied by statute in the original disposition from the Crown and grants made by the Crown of interests so reserved or accepted;

                  (j) security given in the ordinary course of business by the Guarantor or any of its Subsidiaries to a public utility or any municipality or governmental or public authority in connection with operations of the Guarantor or any of its Subsidiaries (other than in connection with borrowed money) securing not more than an aggregate amount equal to U.S.$1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency);

                  (k) Liens granted pursuant to the Security Documents and any additional or further security granted to the Collateral Agent by the Obligors or any Subsidiary Guarantor or any future Subsidiary of the Guarantor, and Liens arising in connection with the Credit Agreement and the 2001 Note Agreement (PROVIDED that and for so long as the Intercreditor Agreement is in full force and effect);

                  (l)      Liens in respect of Permitted Loans; or

                  (m) Liens in addition to those described in Subsections (a) through (l) above securing Indebtedness of the Guarantor or any Subsidiary, but only to the extent that the Indebtedness secured by each such Lien is permitted to be outstanding under Section 10.8.

         10.4.    CONSOLIDATED NET WORTH.

         The Guarantor will not permit Consolidated Net Worth as of the end of any fiscal quarter of the Guarantor to be less than the sum of (i) U.S.$88,125,000 PLUS (ii) an amount equal to the sum of 50% of Consolidated Net Earnings for each completed fiscal year of the Guarantor commencing with the fiscal year ending March 31, 2004 (but only if the Consolidated Net Earnings for such fiscal year is a positive number) PLUS (iii) one hundred percent (100%) of the consolidated cumulative proceeds from the first occurring (x) equity offering of the Guarantor or any Subsidiary including, without limitation, securities offering and (y) equity injection in any form made into the Guarantor or any Subsidiary, in either the case of clause (x) or clause (y), the aggregate proceeds of which exceed U.S.$10,000,000.

         10.5.    LEVERAGE RATIO.

         The Guarantor will not at any time permit the Total Debt/EBITDA Ratio to exceed 3.5 to 1.0.

         10.6.    FIXED CHARGE COVERAGE RATIO.

         The Guarantor will not, as at the end of any fiscal quarter of the Guarantor, permit the Fixed Charge Coverage Ratio for the period of four fiscal quarters of the Guarantor ending on the last day of such fiscal quarter, to be less than 1.25 to 1.0.

         10.7.    SUBSIDIARY INDEBTEDNESS.

         The Guarantor will not permit any Subsidiary (other than the Company) to, create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness, excluding from the operation of this Section:

                  (a) Indebtedness outstanding on the date hereof and specified in Schedule 5.15 and any extension, renewal or refunding thereof, PROVIDED that the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased;

                  (b) Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary (and not incurred in anticipation thereof) and any extension, renewal or refunding thereof, PROVIDED that the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased;

                  (c) Indebtedness of any Subsidiary Guarantor incurred after the date of Closing;

                  (d) Indebtedness owing to the Guarantor, the Company or any Subsidiary Guarantor; and

                  (e) Indebtedness permitted to be outstanding under Section
10.8.

         10.8.    LIMITATION ON PRIORITY DEBT.

         The Guarantor will not, at any time, permit Priority Debt to exceed 10% of Consolidated Total Assets.

         10.9.    DISPOSITION OF ASSETS.

         The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a "DISPOSITION") any of its properties or assets unless, after giving effect to such proposed Disposition, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate book value of all assets that were the subject of a Disposition during the period commencing on the first day of the then current fiscal year of the Guarantor and ending on the date of such proposed Disposition (the "DISPOSITION DATE") does not exceed 10% of Consolidated Total Assets as at the end of the fiscal year of the Guarantor ended immediately prior to the Disposition Date and (iii) the aggregate book value of all assets that were the subject of a Disposition during the period commencing on the date of the Closing and ending on the Disposition Date does not exceed 25% of Consolidated Total Assets as of the end of such immediately preceding fiscal year. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be valued at an amount that bears the same proportion to the total assets of such Subsidiary as the number of such shares bears to the total number of shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this Section 10.9:

                  (a) any Disposition pursuant to a transaction consummated in accordance with Section 10.2;

                  (b) any Disposition of inventory, equipment, fixtures, supplies or materials made in the ordinary course of business at fair value;

                  (c) any Disposition by a Subsidiary Guarantor to the Guarantor, the Company or another Subsidiary Guarantor, or by any other Subsidiary to the Guarantor, the Company or another Subsidiary; and

                  (d) any Disposition by the Guarantor or a Subsidiary the net proceeds of which are applied within 365 days of the related Disposition Date to the acquisition by the Guarantor or such Subsidiary, as the case may be, of assets of a similar nature and of at least equivalent value to the assets which are the subject of such Disposition.

         10.10.   CALL OPTIONS.

         The Guarantor will not make, or permit the making of, any change or modification to the call option provisions in the Shareholders' Agreements without the prior written consent of the Required Holders.

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) default shall be made in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) default shall be made in the payment of any interest on any Note, any amounts due pursuant to Section 13 or any other amount due under any other Financing Document for more than five Business Days after the same becomes due and payable; or

                  (c) default shall be made by either Obligor in the performance of or compliance with (i) any term contained in Section 10.2 or Sections 10.4 to 10.9, inclusive or (ii) any other term contained herein or in any other Financing Document (other than those referred to in paragraphs (a) and (b) of this Section 11) and (in the case of this clause (ii) only and to the extent that such default is capable of being remedied and during the 10 Business Day period referred to below such Obligor is proceeding actively and diligently in good faith to remedy such default to the satisfaction of the Required Holders) such default is not remedied within 10 Business Days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) an Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c)(ii) of Section 11); or

                  (d) any representation or warranty made in writing by or on behalf of either Obligor or any Subsidiary Guarantor or by any officer of the Guarantor or the General Partner or any Subsidiary Guarantor in this Agreement, any Subsidiary Guarantee or any other Financing Document in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (e) (i) any Event of Default under and as defined in the Credit Agreement or the 2001 Note Agreement shall have occurred and be continuing, or (ii) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$5,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) beyond any period of grace provided with respect thereto, or (iii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or the equivalent thereof, as of any date of determination, in any other currency); or

                  (f) either Obligor, any Subsidiary or the General Partner (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt, insolvent or to be liquidated, or (vi) takes corporate, partnership, company or other similar action for the purpose of any of the foregoing; or

                  (g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Obligor, any Subsidiary or the General Partner, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Obligor, any Subsidiary or the General Partner, or any such petition shall be filed against either Obligor, any Subsidiary or the General Partner and such petition shall not be dismissed within 60 days; or

                  (h) an application or an order is made, proceedings are commenced, or an application to a court or other steps are taken for the winding up, liquidation, dissolution or administration of either Obligor or any Subsidiary, or a receiver, receiver and manager, administrative receiver or similar officer is appointed to all or any of the assets and undertakings of either Obligor or any Subsidiary, and such appointment continues undischarged for 30 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of U.S.$5,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S.$5,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) (i) the aggregate accumulated funding deficiency or other unfunded liability (excluding the accrued funding liability for the then current fiscal year) with respect to all Foreign Pension Plans (other than pension plans) maintained by the Obligors and its Subsidiaries exceeds U.S.$5,000,000 (or its equivalent in other currencies), (ii) the accumulated funding deficiency or other unfunded liability with respect to any Foreign Pension Plan that is a pension plan maintained by any Obligor or any Subsidiary exceeds the maximum amount prescribed by any applicable laws or regulations of any Governmental Authority, or (iii) any Obligor or any Subsidiary shall otherwise fail to comply with any laws, regulations or orders in the establishment, administration or maintenance of any Foreign Pension Plan or shall fail to pay or accrue any premiums, contributions or other amounts required by applicable Foreign Pension Plan documents or applicable laws; and any such failure either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (l) (i) the obligations of either Obligor or any Subsidiary Guarantor under any Guarantee, the Subsidiary Guarantee or any other Financing Document to which such Person is a party, as the case may be, shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against such Person, (ii) either Obligor, any Subsidiary Guarantor or any Person acting on behalf of either Obligor or any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guarantee, any Subsidiary Guarantee or other Financing Document, or (iii) either Obligor or any Subsidiary Guarantor shall deny that it has any further liability or obligation under any Guarantee, any Subsidiary Guarantee or other Financing Document, as the case may be; or

                  (m) either Obligor shall have failed within 30 days of the giving of a Call Option Triggering Event Notice to have caused the Subsidiary to which such Call Option Triggering Event Notice relates to become a Subsidiary Guarantor.

         As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1.    ACCELERATION.

         (a) If an Event of Default with respect to an Obligor described in paragraph (f), (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2.    OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3.    RESCISSION.

         At any time prior to the date which is 90 days after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred on any holder of a Note by this Agreement, any Note or any other Financing Document shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under
Section 17, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      TAX INDEMNIFICATION.

         (a) Any and all payments under this Agreement, the Notes or the Guarantees to or for the account of any holder of a Note shall be made free and clear of, and without deduction or withholding for or on account of, any Tax, except to the extent such deduction or withholding is required by law. If any Tax is required by law to be deducted or withheld from any such payments by the Guarantor or the Company, the Guarantor or the Company, as the case may be, will make such deductions or withholding and pay to the relevant taxing authority the full amount deducted or withheld (including, without limitation, the full amount of any additional Tax required to be deducted or withheld from or otherwise paid in respect of any payment made to any holder pursuant to this Subsection (a) as provided below) before penalties attach thereto or interest accrues thereon. In the event of the imposition by or for the account of any Applicable Taxing Authority or of any Governmental Authority of any jurisdiction in which either Obligor resides for tax purposes or any jurisdiction from or through which either Obligor is making any payment in respect of any Note or any Guarantee, other than any Governmental Authority of or in the United States of America or any political subdivision thereof or therein, of any Tax ("INDEMNIFIABLE TAX") upon or with respect to any payments in respect of any Note or any Guarantee, whether by withholding or otherwise, the Obligor making such payment hereby agrees to pay forthwith from time to time in connection with each payment on the Notes or the Guarantees, as the case may be, to each holder of a Note such additional amounts as shall be required so that every payment received by such holder in respect of the Notes and the Guarantees and every payment received by such holder under this Agreement will not, after such withholding or deduction or other payment for or on account of such Tax (including, without limitation, the full amount of any additional Indemnifiable Tax required to be deducted or withheld from or otherwise paid in respect of any additional amount paid to such holder pursuant to this Subsection (a)) and any interest or penalties relating thereto, be less than the amount due and payable to such holder in respect of such Note or Guarantee or under this Agreement before the assessment of such Indemnifiable Tax. In addition, the Obligors shall indemnify each holder of Notes for the full amount of Indemnifiable Taxes paid or required to be paid by such holder on amounts payable pursuant to this Agreement, the Notes or the Guarantees and any liability (including penalties, interest and expenses) arising therefrom, together with such amounts as will result in such holder of Notes receiving the amount that would otherwise have been received by it in the absence of such Indemnifiable Taxes and the indemnification provided for herein. Except where either Obligor, as the case may be, is required to deduct or withhold any Indemnifiable Tax, each holder of Notes, upon becoming aware of its liability (or potential liability) for any Indemnifiable Taxes, shall promptly notify the Obligors of such liability (or potential liability) for such Indemnifiable Taxes for which the Obligors are required to indemnify such holder pursuant to this Subsection (a) and of the amount payable to it by the Obligors pursuant hereto, and the Obligors shall jointly and severally pay such amounts either (x) directly to the Applicable Taxing Authority or other relevant Governmental Authority that imposed such Indemnifiable Taxes, as the case may be, on or before the date such Indemnifiable Taxes are due or (y) if such holder of Notes has already paid such Indemnifiable Taxes, to such holder of Notes within 10 days of the receipt of such notice (and, if such Indemnifiable Taxes are not paid on or before the date specified in clause (x) or within the period specified in clause (y), as the case may be, shall bear interest at the Default Rate thereafter). Such holder of Notes shall determine the amount payable to it, which determination shall be conclusive in the absence of manifest error, and such holder shall not be required to disclose any confidential or proprietary information in connection with such determination. Notwithstanding anything contained in this Subsection (a) to the contrary, neither Obligor shall be obliged to pay such amounts to any holder of a Note in respect of Indemnifiable Taxes to the extent Indemnifiable Taxes exceed the Indemnifiable Taxes that would have been payable:

                  (i) had such holder not been a resident of Canada within the meaning of the INCOME TAX ACT (Canada) or not used or held such Note in the course of carrying on a business in Canada within the meaning of the INCOME TAX ACT (Canada); or

                  (ii) had such holder not had any connection with Canada or any territory or political subdivision thereof other than the mere holding of a Note with the benefit of a Guarantee and the Subsidiary Guarantees (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof); or

                  (iii) had such holder not dealt with the Company on a non-arm's length basis (within the meaning of the INCOME TAX ACT (Canada)) in connection with any such payment; or

                  (iv) but for the delay or failure by such holder (following a written request by an Obligor) in the filing with an appropriate Governmental Authority or otherwise of forms, certificates, documents, applications or other reasonably required evidence (collectively "FORMS"), that are required to be filed by such holder to avoid or reduce such Taxes (so long as such Forms do not impose, in such holder's reasonable determination, an unreasonable burden in time, resources or otherwise on such holder) and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, PROVIDED that such holder shall be deemed to have satisfied the requirements of this clause (iv) upon the good faith completion and submission of such Forms as may be specified in a written request of an Obligor no later than 45 days after receipt by such holder of such written request (PROVIDED, that if such Forms are Forms required pursuant to the laws of any jurisdiction other than the United States of America or any political subdivision thereof, such written request shall be accompanied by such Forms in English or with an English translation thereof).

         (b) Within 60 days after the date of any payment by either Obligor of any Tax pursuant to Subsection (a) in respect of any payment under the Notes, the Guarantees or this Section 13, such Obligor shall furnish to each holder of a Note the original tax receipt for the payment of such Tax (or if such original tax receipt is not available, a duly certified copy of the original tax receipt), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note. If an Obligor shall have determined, with respect to any holder of Notes, that a deduction or withholding of Tax is required to be made with respect to such holder and that no amounts are required to be paid to such holder under Subsection (a) of this Section 13 as the result of an exemption therefrom as provided in Subsection (a), such Obligor shall promptly inform such holder, in writing, of the imposition or withholding of such Tax and of the applicable exemption set forth in Subsection (a) that the Obligor claims releases such Obligor from the obligation to pay any such amount otherwise payable under Subsection (a).

         (c) The obligations of the Obligors under this Section 13 shall survive the transfer or payment of any Note.

         (d) If an Obligor has made a payment to or on account of any holder of a Note pursuant to Subsection (a) above and such holder is entitled to a refund of the Tax to which such payment is attributable from the Governmental Authority to which the payment of the Tax was made and such refund is readily determinable by such holder (such amount to be no greater than an amount that, if paid to such Obligor by such holder, would leave such holder in no worse position than would have existed had such Tax not been required by law to be paid) and can be obtained by filing one or more Forms (so long as such Forms do not impose, in such holder's reasonable determination, an unreasonable burden in time, resources or otherwise on such holder), then (i) such holder shall, as soon as practicable after receiving a written request therefor from an Obligor (which request shall specify in reasonable detail the Forms to be filed), file such Forms and (ii) upon receipt of such refund, if any, promptly pay over such refund to such Obligor without interest. This Subsection (d) shall not require any holder of Notes: (x) to account for any indirect taxation benefits arising from the deducting or withholding of any Tax, (y) to disclose any confidential or proprietary information, or (z) to arrange its tax or financial affairs in any particular manner.

14.      GUARANTEE, ETC.

         14.1. GUARANTEE.

         The Guarantor hereby guarantees to each holder of any Note or Notes at any time outstanding and to the Collateral Agent (a) the prompt payment in full, in U.S. Dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount (if any) and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder's rights under this Agreement, including, without limitation, reasonable counsel fees.

         All obligations of the Guarantor under this Section 14 shall survive the transfer of any Note, and any obligations of the Guarantor under this
Section 14 with respect to which the underlying obligation of the Company is expressly stated to survive payment of any Note shall also survive payment of such Note.

14.2.    OBLIGATIONS UNCONDITIONAL.

         (a) The obligations of the Guarantor under Section 14.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

                (1) any amendment or modification of any provision of this Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes (including any release of Collateral pursuant to Section 9.9(b));

                (2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

                (3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

                (4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

                (5) any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

                (6) any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

                (7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

                (8) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

                (9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

         (b) The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         (c) In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or the Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that its obligations under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

         The guarantee in this Section 14 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

         If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of its obligations under this Section 14, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders had accelerated the same in accordance with the terms of this Agreement, and the Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount, and any other amounts guaranteed hereunder without further notice or demand.

         14.3.    GUARANTEES ENDORSED ON THE NOTES.

         Each Note shall have endorsed thereon a Guarantee of the Guarantor in the form of Exhibit 1-A.

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         15.1.    REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither Obligor shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         15.2.    TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 and shall have the Guarantee of the Guarantor endorsed thereon. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         15.3.    REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                           (a) in the case of loss, theft or destruction, of
                  indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                           (b) in the case of mutilation, upon surrender and
                  cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and having the Guarantee of the Guarantor endorsed thereon.

16.      PAYMENTS ON NOTES.

         16.1.    PLACE OF PAYMENT.

         Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank One, NA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in New York, New York.

         16.2.    HOME OFFICE PAYMENT.

         So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
16.1. Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

17.      EXPENSES, ETC.

         17.1.    TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special Canadian counsel and a special U.S. counsel and, if reasonably required, local or other counsel) incurred by the Purchasers, each other holder of a Note and the Collateral Agent in connection with such transactions, with the perfection of the Liens in and on the Collateral contemplated by the Security Documents and with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the other Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Financing Documents, or by reason of being a holder of any Note, and all reasonable expenses incurred by each holder of a Note and the Collateral Agent incurred in connection with the preservation of any Lien or realization on or pursuit of remedies with respect to any Collateral following the occurrence and during the continuance of any Default or Event of Default, and (b) the costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Financing Documents. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

17.2.    TAXES.

         The Obligors will pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement, any of the Notes or any other Financing Documents or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Notes or any other Financing Documents and will save each holder of a Note harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax required to be paid by the Company or the Guarantor hereunder.

17.3.    SURVIVAL.

         The obligations of the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Financing Documents, and the termination of this Agreement.

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein and in the other Financing Documents shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents, and the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and until all amounts which may be or become payable by either Obligor or any Subsidiary Guarantor under or in connection with this Agreement, the Notes or any other Financing Documents have been irrevocably paid in full. All such representations and warranties may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between the Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

19.      AMENDMENT AND WAIVER.

         19.1.    REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 14, 19, 22 or 25.

         19.2.    SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of any other Financing Document. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. Neither Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         19.3.    BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the

Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Obligor and the holder of any Note or the Collateral Agent nor any delay in exercising any rights hereunder or under any Note or under any other Financing Document shall operate as a waiver of any rights of any holder of such Note or the Collateral Agent. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.    NOTES HELD BY OBLIGORS, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any other Financing Document, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any Affiliate of either Obligor shall be deemed not to be outstanding.

20.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

                  (iii) if to the Collateral Agent, to its address as provided in the Intercreditor Agreement,

                  (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Doug Cooke, or at such other address as the Company shall have specified to the holder of each Note in writing, or

                  (iv) if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of Doug Cooke, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

21.      REPRODUCTION OF DOCUMENTS.

         This Agreement, the other Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser and the Collateral Agent at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser and the Collateral Agent, may be reproduced by such Purchaser and the Collateral Agent by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser and the Collateral Agent may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or the Collateral Agent in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from contesting the admission of such reproductions based on the inaccuracy of any such reproduction.

22.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 22, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by an Obligor or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, PROVIDED that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree (for the benefit of the Company) to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which such Purchaser offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) to the extent reasonably required of such Purchaser, in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by an Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 22.

23.      SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates (provided such Affiliate is resident in the same jurisdiction as such Purchaser) as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 23) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

24.      JURISDICTION AND PROCESS.

         EACH OF THE GUARANTOR AND THE COMPANY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE COMPANY OR THE GUARANTOR, AS THE CASE MAY BE, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR ON ANY PURCHASER'S BEHALF OR BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS ANY PURCHASER OR SUCH HOLDER MAY ELECT, AND EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CORPORATION SERVICE COMPANY, WHOSE ADDRESS IS 1177 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW

YORK, NY 10036, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM THE COMPANY MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS' NOTICE THEREOF TO EACH HOLDER OF A NOTE THEN OUTSTANDING), AS THE DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS OF THE GUARANTOR AND THE COMPANY. EACH OF THE GUARANTOR AND THE COMPANY HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY SERVING NOTICE UPON CORPORATION SERVICE COMPANY OR ANY SUCH OTHER PERSON AND BY MAILING NOTICE OF SUCH SERVICE BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 20 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

25.      OBLIGATION TO MAKE PAYMENTS IN U.S. DOLLARS.

         All payments made by the Obligors under this Agreement, the Notes or the Guarantees, as the case may be, shall be in U.S. Dollars and the obligations of the Obligors to make payments in U.S. Dollars of any of their obligations under this Agreement, the Notes or the Guarantees shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars, except to the extent such tender or recovery shall result in the actual receipt by the holder of any Note of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations. The obligation of the Obligors to make payments in U.S. Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under this Agreement, the Notes or the Guarantees.

26.      MISCELLANEOUS.

         26.1.    SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         26.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes or any other Financing Document to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note (or any amount payable by the Obligors to any holder of the Notes pursuant to Section 13(a) hereof) that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         26.3.    SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         26.4.    CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         26.5.    STATEMENT OF INTEREST RATE.

         For purposes of any legislation respecting the statement of interest rates, the yearly rate for a 365- or 366-day year, as the case may be, that can be stated to be equivalent to the rate specified in the Notes as being "computed on the basis of a 360-day year of twelve 30-day months" is the rate so specified, calculated and payable on a semi-annual basis; and the use of the term "360-day year of twelve 30-day months" is for matters of calculation of the semi-annual interest payments in respect of the Notes and does not alter the yearly rate described above.

         26.6.    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         26.7.    GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company and the Guarantor.

                                            Very truly yours,

                                            FIRSTSERVICE CORPORATION


                                            By ___________________________
                                            Name:
                                            Title:

                                            FIRSTSERVICE DELAWARE, LP
                                            BY:      FIRSTSERVICE GP INC.,
                                                     ITS GENERAL PARTNER


                                            By ___________________________
                                            Name:
                                            Title:

The foregoing is hereby agreed to
as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By ___________________________
Name:
Title:   Vice President

BAYSTATE INVESTMENTS, LLC
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, L.P., AS INVESTMENT ADVISOR
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, INC., GENERAL PARTNER


By ___________________________
Name:
Title:   Vice President

MUTUAL OF OMAHA INSURANCE COMPANY
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, L.P., AS INVESTMENT ADVISOR
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, INC., GENERAL PARTNER


By ___________________________
Name:
Title:   Vice President



                [Signature Page to Note and Guarantee Agreement]

UNITED OF OMAHA LIFE INSURANCE COMPANY
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, L.P., AS INVESTMENT ADVISOR
BY:      PRUDENTIAL PRIVATE PLACEMENT INVESTORS, INC., GENERAL PARTNER


By ___________________________
Name:
Title:   Vice President



                [Signature Page to Note and Guarantee Agreement]

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS




                                  Schedule A-1

                                   SCHEDULE B

                                  DEFINED TERMS


         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFECTED NOTE"  is defined in Section 8.3.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, or (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Person or any corporation of which the Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Guarantor.

         "AGREEMENT"  is defined in Section 19.3.

         "ANNUAL REPORT" is defined in Section 5.3.

         "ANTI-TERRORISM ORDER" means United States Executive Order 13,224 of September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism), 31 CFR Part 595 et seq., issued by the President of the United States.

         "APPLICABLE TAXING AUTHORITY" is defined in Section 5.9(b).

         "BUSINESS DAY" means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Toronto, Ontario, Canada are required or authorized to be closed.

         "CALL OPTION TRIGGERING EVENT" means, in respect of a Subsidiary:

                  (a) the 61st day following the commencement of any actions or proceedings against such Subsidiary or against any of the property thereof before any court, governmental agency or arbitrator which, if determined adversely, may have a material adverse effect on the financial condition or operations of such Subsidiary unless the Guarantor shall have satisfied the Required Holders that such Subsidiary shall not be materially and adversely affected by such action or proceeding or the consequences arising therefrom; or

                                  Schedule B-1

                  (b) the 31st day following the receipt by such Subsidiary of any Violation Notice which, if the same were enforced, may have a material adverse effect on the financial condition or operations of such Subsidiary, unless the Guarantor shall have satisfied the Required Holders that such Subsidiary shall not be materially and adversely affected by such Violation Notice or the consequences arising therefrom; or

                  (c) the earnings before interest, taxes, depreciation and amortization (calculated in a manner consistent with EBITDA, including as regards the addition of minority interest share of earnings) of such Subsidiary for any period of four consecutive fiscal quarters (the "Relevant Four Quarter Period") is at least 50% less than such Subsidiary's earnings before interest, taxes, depreciation and amortization (calculated in a manner consistent with EBITDA) for the period of four consecutive fiscal quarters ending immediately prior to the commencement of the Relevant Four Quarter Period (an "EARNINGS CALL OPTION TRIGGERING EVENT").

         "CALL OPTION TRIGGERING EVENT NOTICE" means a written notice from the Collateral Agent (acting at the direction of the Required Holders) or the Required Holders to either Obligor requiring such Obligor to cause a Subsidiary in respect of which a Call Option Triggering Event shall have occurred to become a Subsidiary Guarantor, PROVIDED that the Required Holders will not be entitled to deliver (or cause the Collateral Agent to deliver) a Call Option Triggering Event Notice following the occurrence of an Earnings Call Option Triggering Event unless the Total Debt/EBITDA Ratio at such time is equal to or greater than 3.25 to 1.

         "CANADIAN SUBSIDIARY GUARANTOR" means each Subsidiary Guarantor organized under the laws of Canada or any province or jurisdiction thereof.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with U.S. GAAP.

         "CASH AMOUNTS" means that portion of the consideration payable in cash in respect of any purchase of shares by the Guarantor or any Subsidiary in the capital stock of any Subsidiary pursuant to the exercise of any call option right in favor of the Guarantor or any Subsidiary, as the case may be, under the terms of any Shareholders Agreement in respect of such Subsidiary.

         "CLOSING" is defined in Section 3.

         "CODE" means the U.S. Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COLLATERAL" means all of the properties of the Guarantor or any of its Subsidiaries subject or required to be subject to the Lien of any of the Security Documents.

         "COLLATERAL AGENT" means CIBC Mellon Trust Company or any successor thereto under the Intercreditor Agreement.


                                  Schedule B-2

         "COMPANY" means FirstService Delaware, LP, a limited parternship formed under the laws of Delaware, or any successor thereto that shall have become such in the manner prescribed in Section 10.2.

         "CONFIDENTIAL INFORMATION"  is defined in Section 22.

         "CONSOLIDATED NET EARNINGS" means, with respect to any period, the net earnings of the Guarantor and its Subsidiaries for such period determined in accordance with U.S. GAAP and excluding (i) any extraordinary items and (ii) any equity interest of the Guarantor in the unremitted earnings of any Person that is not a Subsidiary.

         "CONSOLIDATED NET WORTH" at any time means the sum of shareholders' equity, preferred stock and minority interest as would be shown in the consolidated financial statements of the Guarantor and its Subsidiaries as of such time prepared in accordance with U.S. GAAP.

         "CONSOLIDATED TOTAL ASSETS" at any time means the total assets of the Guarantor and its Subsidiaries as would be shown in the consolidated financial statements of the Guarantor and its Subsidiaries as of such time prepared in accordance with U.S. GAAP.

         "CROWN" means the Crown in Right of Canada or of any Province or Territory thereof.

         "CREDIT AGREEMENT" means the Third Amended and Restated Credit Agreement dated as of June 21, 2001 among the Obligors, FirstService (USA), Inc., the Subsidiaries of the Guarantor named as Unlimited Guarantors therein, the Banks named on the execution pages thereto and the various parties acting as agents thereunder.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Bank One, NA in New York, New York as its "base" or "prime" rate.

         "DIRECT SECURITY" means each of (i) a Subsidiary Guarantee, (ii) a General Security Agreement or Security Agreement, a Pledge Agreement or Stock Pledge Agreement, an Assignment of Material Contracts, an Assignment Agreement (Call Option Rights) and a Minority Shareholders' Acknowledgement Agreement (Call Option Rights), in the case of each of the documents in this clause (ii) in substantially the form of the equivalent Security Documents (as such Security Documents may have been amended by the Omnibus Amendment Agreements as of the date hereof) bearing the same names set forth in Schedule 5.21 (each as amended by the Omnibus Amendment Agreements) and delivered on the date of the Closing and (z) each other document constituting Direct Security delivered to the Banks from time to time after the Closing pursuant to the Credit Agreement or to the Collateral Agent for the benefit of the 2001 Noteholders from time to time after the Closing pursuant to the 2001 Note Agreement.

         "DISPOSITION" is defined in Section 10.9.


                                  Schedule B-3

         "DISPOSITION DATE" is defined in Section 10.9.

         "EBITDA" means, for any period, Consolidated Net Earnings for such period plus the following to the extent deducted in determining Consolidated Net
Earnings: depreciation, amortization, interest expense, income taxes, loss from discontinued operations, any non-cash and non-recurring gains, losses, or charges of the Guarantor and its Subsidiaries and the minority interest share of earnings as stated on the consolidated financial statements of the Guarantor and its Subsidiaries, but excluding any net income, gain, or loss during such period from any change in accounting principles, any extraordinary items, any prior period adjustments, or gains (or losses) on asset dispositions.

         "EARNINGS CALL OPTION TRIGGERING EVENT" is defined in clause (c) of the definition of "Call Option Triggering Event".

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with either Obligor under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXISTING SECURITY DOCUMENTS" means each of the Security Documents listed in Part I of Schedule 5.21.

         "FINANCIAL CONTRACT OBLIGATIONS" means all obligations, present and future, direct or indirect, contingent or absolute, of the Guarantor or its Subsidiaries in respect of (in each case as determined on a "marked to market" basis on the date of determining the amount thereof):

                  (i) a currency or interest rate swap agreement;

                  (ii) a swap, future, forward or other foreign exchange agreement;

                  (iii) a forward rate agreement;

                  (iv) any derivative, combination or option in respect of, or agreement similar to, an agreement or contract referred to in the foregoing clause (i), (ii) or (iii);

                  (v) any master agreement in respect of any agreement or contract referred to in the foregoing clause (i), (ii) or (iii); or

                                  Schedule B-4

                  (vi) a Guaranty of the liabilities under an agreement or contract referred to in the foregoing clause (i), (ii) or (iii).

         "FINANCING DOCUMENTS" means this Agreement, the Notes, the Guarantees, each Subsidiary Guarantee and each Security Document.


         "FIXED CHARGE COVERAGE RATIO" means, in respect of any period, the quotient obtained by dividing (a) the amount (as numerator) obtained by subtracting (i) capital expenditures (other than acquisition expenditures) of the Guarantor and its Subsidiaries for such period and (ii) cash income taxes paid by the Guarantor and its Subsidiaries during such period from (iii) EBITDA for such period, by (b) the sum (as denominator) of (i) interest expense on Total Debt for such period, (ii) scheduled principal repayments and Capital Lease principal payments of the Guarantor and its Subsidiaries for such period and (iii) dividends paid by the Guarantor during such period. In calculating such interest expense, there shall be included the total of all items properly classified as interest expense for the Guarantor and its Subsidiaries for such period determined in accordance with U.S. GAAP on a consolidated basis.

         "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside the United States of America by either Obligor or any Subsidiary primarily for the benefit of employees residing outside the United States of America of such Obligor or such Subsidiary which plan, fund or other similar program provides for retirement income for such employees, results in a deferral of income for such employees in contemplation of retirement or provides for payments to be made to such employees upon termination of employment, and which plan is not subject to ERISA or the Code.
         "FORMS" is defined in Section 13(a)(iv).

         "GENERAL PARTNER" means FirstService GP Inc., as general partner of the Company, and its successors and assigns.

         "GOVERNMENTAL AUTHORITY"  means

                  (a) the government of

                           (i) Canada, the United States of America or any
                  Province, State or other political subdivision of either thereof, or

                           (ii) any other jurisdiction in which either Obligor
                  or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either Obligor or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTEE" is defined in Section 1.

         "GUARANTEED OBLIGATIONS" is defined in Section 14.1.

                                  Schedule B-5

         "GUARANTOR" means FirstService Corporation, a company incorporated under the laws of Ontario, Canada, or any successor thereto that shall have become such in the manner prescribed in Section 10.2.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 15.1.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                                  Schedule B-6

                  (c) all liabilities appearing on its balance sheet in accordance with U.S. GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) Financial Contract Obligations of such Person;

                  (f) all liabilities of such Person with respect to vendor-take-back financing arrangements; and

                  (g) any Guaranty of such Person with respect to liabilities of another Person of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under U.S. GAAP.

         "INDEMNIFIABLE TAXES" is defined in Section 13(a).

         "INHAM EXEMPTION" is defined in Section 6.2(e).

         "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AGREEMENT" is defined in Section 4.14.

         "LIEN" means with respect to the property or assets of any Person, a mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest of any kind in or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement, and any financing lease under which such Person is lessee having substantially the same economic effect as any of the foregoing).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.8.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Guarantor to perform its obligations under this

                                  Schedule B-7

Agreement, the Notes or any other Financing Document to which the Company is a party (in the case of the Company) or this Agreement, the Guarantees or any other Financing Document to which the Guarantor is a party (in the case of the Guarantor), or (c) the validity or enforceability of this Agreement, the Notes, the Guarantees or any other Financing Documents.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NAIC ANNUAL STATEMENT" is defined in Section 6.2(a).

         "NON WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary of the Guarantor which is not a Wholly-Owned Subsidiary.

         "NORMALIZING ADJUSTMENTS" is defined in the definition of "Total Debt/EBITDA Ratio.

         "NOTES" is defined in Section 1.

         "OBLIGORS" is defined in the first paragraph of this Agreement.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Guarantor, or of the General Partner, as applicable, whose responsibilities extend to the subject matter of such certificate.

         "OMNIBUS AMENDMENT AGREEMENTS" means, collectively, (a) that certain Omnibus Amendment Agreement (U.S. Collateral), dated as of September 29, 2003, by and among the Obligors, the U.S. Subsidiary Guarantors, the Collateral Agent, the 2001 Noteholders and the Purchasers, and (b) that certain Omnibus Amendment Agreement (Canadian Collateral), dated as of September 29, 2003, by and among the Obligors, the Canadian Subsidiary Guarantors, the Collateral Agent, the 2001 Noteholders and the Purchasers.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERMITTED LIENS" is defined in Section 10.3.

         "PERMITTED LOANS" means advances and accounts between one or more of the Guarantor and any of its Subsidiaries, which shall be on commercially reasonable terms, PROVIDED that any such advance or account is secured by means of a security agreement in form and substance satisfactory to the Collateral Agent, is assigned to the Collateral Agent and forms part of the Collateral.

         "PERMITTED SENIOR SECURED INDEBTEDNESS" means any senior secured Indebtedness of any Obligor or any Subsidiary Guarantor, whether now existing or hereafter issued or incurred at any time and from time to time while the Notes are outstanding, which is permitted pursuant to the terms of this Agreement and which is secured on a PARI PASSU basis with, or is subordinate to (upon terms acceptable to the holders of the Notes), the Liens on the Collateral granted in favor of the Collateral Agent under the Security Documents. For the avoidance of doubt, Permitted Senior Secured Indebtedness shall not include Indebtedness of any Obligor or any Subsidiary


                                  Schedule B-8

Guarantor which is preferred as a result of being secured by assets other than the Collateral (but then only to the extent of such security).

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by either Obligor or any ERISA Affiliate or with respect to which either Obligor or any ERISA Affiliate may have any liability.

         "PRIORITY DEBT" means, at any time, the sum (without duplication) of
(i) the aggregate unpaid principal amount of Indebtedness of the Guarantor and all Subsidiaries secured by Liens (other than Liens permitted by Section 10.3(a) through (l) of this Agreement) PLUS (ii) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by subsections (a) through (d) of Section 10.7).

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

         "PURCHASER" is defined in the first paragraph of this Agreement.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REQUIRED HOLDERS" means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Obligor or any of their respective Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Guarantor or of the General Partner with responsibility for the administration of the relevant portion of this agreement.

         "SECURED PARTIES" means the 2001 Noteholders, the holders from time to time of the Notes and the Collateral Agent, as agent for the 2001 Noteholders and the holders from time to time of the Notes.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended from time to time.

         "SECURITY DOCUMENTS" means, collectively, (a) the Existing Security Documents (each as amended pursuant to the terms of the Omnibus Amendment Agreements as of the date hereof, and as such Existing Security Documents may be further amended, restated, reaffirmed or otherwise modified from time to time),
(b) the Omnibus Amendment Agreements, (c) each of the other documents, instruments and agreements listed in Part II of Schedule 5.21, (d) each Undertaking


                                  Schedule B-9
to Secure, and (e) the applicable Direct Security delivered or required to be delivered after the date of the Closing.

         "SENIOR FINANCIAL OFFICER" means the Secretary or Treasurer of the General Partner or the Senior Vice-President and Chief Financial Officer of the Guarantor, or any other person holding an equivalent position from time to time.

         "SHAREHOLDERS AGREEMENTS" means all agreements that create in favor of the Guarantor or any Subsidiary call option rights with respect to any minority interest in any Subsidiary.

         "SOURCE" is defined in Section 6.2.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

         "SUBSIDIARY GUARANTEES" means (a) that certain Subsidiary Guarantee of even date herewith executed by each U.S. Subsidiary Guarantor, (b) that certain Subsidiary Guarantee of even date herewith executed by each Canadian Subsidiary Guarantor, and (c) any other guarantee of a Subsidiary Guarantor of the obligations of the Company under this Agreement and the Notes, each substantially in the form of Exhibit 4.11(a) and as may be amended, restated or otherwise modified from time to time.

         "SUBSIDIARY GUARANTOR" means (a) as of the Closing Date, all Wholly-Owned Subsidiaries identified as such on Schedule 5.4(a), and (b) thereafter, the Persons referred to in clause (a) and each other Person which from time to time (i) executes and delivers a counterpart of the applicable Subsidiary Guarantee (or otherwise becomes bound by a Subsidiary Guarantee) and the other applicable Direct Security and (ii) delivers an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, covering the execution and enforceability of such Subsidiary Guarantee and such other matters incident thereto in relation to such Subsidiary Guarantee and such Subsidiary Guarantor as are covered in the opinion required to be delivered on the date of Closing under Section 4.4(a) of this Agreement.

         "SVO" means the Securities Valuation Office of the National Association of Insurance Commissioners (or any successor organization acceding to the authority thereof).

         "TAX" is defined in Section 5.9(b).

         "TAX EVENT" means any amendment to, or change in, after the date of the Closing, the laws, regulations or published tax rulings (including tax treaties and regulations with respect to such


                                  Schedule B-10
treaties) of any Applicable Taxing Authority, or any amendment to or change after the date of the Closing in the official administration, interpretation or application of such laws, regulations, or rulings.

         "TOTAL DEBT" at any time means all Indebtedness of the Guarantor and its Subsidiaries at such time determined on a consolidated basis in accordance with U.S. GAAP after deduction of cash-on-hand, plus the Cash Amount at such time.

         "TOTAL DEBT/EBITDA RATIO" at any time means the ratio of (x) Total Debt as at the end of the fiscal quarter most recently ended to (y) EBITDA for the period of the four consecutive fiscal quarters of the Guarantor most recently ended, so as to include all Persons which became Subsidiaries during the relevant period, with EBITDA from the acquisition of such Persons to be included in the calculations by using the trailing 12 month EBITDA for such Persons, and so as to exclude the EBITDA of any former Subsidiary that ceased being a Subsidiary at any time during the previous four fiscal quarters. In addition, for purposes of this definition, EBITDA shall include a full year impact of the cost savings in respect of any Subsidiary which has become a Subsidiary during the period, if such savings are readily identifiable and can be immediately implemented (such as the elimination of salaries for redundant employees and elimination of various administrative functions which will, in the reasonable opinion of the Guarantor, become unnecessary or otherwise performed more cost-effectively) (such cost savings being collectively "Normalizing Adjustments"); provided that adjustments shall only be made if the Guarantor has provided to the Canadian Agent (under and as defined in the Credit Agreement) to the extent the Credit Agreement remains in full force and effect, and, to the extent the Credit Agreement is no longer in full force and effect to the holders of Notes details of such Normalizing Adjustments following the completion of the acquisition of such Subsidiary, and (ii) (x) to the extent the Credit Agreement remains in full force and effect, the Canadian Agent shall not have provided written notice to the Guarantor within 15 Business Days of the receipt by the Canadian Agent (pursuant to the Credit Agreement) of written notice of such Normalizing Adjustments that the Majority Lenders (under and as defined in the Credit Agreement) do not consent to the Normalizing Adjustments and (y) to the extent the Credit Agreement is no longer in full force and effect, the Required Holders shall not have provided written notice to the Guarantor within 15 Business Days of the receipt by the holders of Notes of written notice of such Normalizing Adjustments that the Required Holders do not consent to the Normalizing Adjustments.

         "2001 NOTE AGREEMENT" means that certain Note and Guarantee Agreement dated as of June 21, 2001, by and among the Company, the Guarantor and the purchasers listed on Schedule A thereto, as amended by the Omnibus Amendment Agreement as of the date hereof.

         "2001 NOTEHOLDERS" means, collectively the holders from time to time of those certain 8.06% Guaranteed Senior Secured Notes due 2011 in the original aggregate principal amount of $100,000,000 issued pursuant to the 2001 Note Agreement.

         "UNDERTAKING SUBSIDIARY" means (a) as of the Closing Date, all Non Wholly-Owned Subsidiaries identified as such on Schedule 5.4(a), and (b) thereafter, the Persons referred to in clause (a) (except to the extent any thereof has become a Subsidiary Guarantor) and each other Person which from time to time (i) executes and delivers an Undertaking to Secure or otherwise

                                  Schedule B-11
becomes bound by an Undertaking to Secure and (ii) delivers an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, covering the execution and enforceability of such Undertaking to Secure and such other matters incident thereto in relation to such Undertaking to Secure and such Non Wholly-Owned Subsidiary as are covered in the opinion required to be delivered on the date of Closing under Section 4.4(a) of this Agreement.

         "UNDERTAKING TO SECURE" means an Undertaking to Secure to be provided by each Undertaking Subsidiary, substantially in the form of Exhibit 4.11(b).

         "U.S. DOLLAR" or "U.S.$" means lawful money of the United States of America.

         "U.S. GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "U.S. SUBSIDIARY GUARANTOR" means each Subsidiary Guarantor organized under the laws of the United States of America or any state thereof (including the District of Columbia).

         "VIOLATION NOTICE" means any notice received by the Guarantor, the Company or any Subsidiary from any governmental or regulatory body or agency under any Environmental Law that the Guarantor, the Company or such Subsidiary is in non-compliance with the requirements of any Environmental Law.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor's other Wholly-Owned Subsidiaries at such time.



                                  Schedule B-12

                                  SCHEDULE 4.9

                         CHANGES IN CORPORATE STRUCTURE


         None.




                                 Schedule 4.9-1

                                  SCHEDULE 4.12

                             FILINGS AND RECORDINGS




                                 Schedule 4.12-1

                                  SCHEDULE 5.3

                              DISCLOSURE MATERIALS


         None.

                                 Schedule 5.3-1

                                 SCHEDULE 5.4(a)

                 SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK




                                Schedule 5.4(a)-1

                                 SCHEDULE 5.4(b)

                         GUARANTOR ORGANIZATIONAL CHART


         Attached.


                                Schedule 5.4(b)-1

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS


1.       Annual Report for the year ended March 31, 2003

2.       Quarterly Report for the quarter ended June 30, 2003




                                 Schedule 5.5-1

                                  SCHEDULE 5.8

                               CERTAIN LITIGATION


         None.


                                 Schedule 5.8-1

                                  SCHEDULE 5.11

                                  PATENTS, ETC.


         None.


                                 Schedule 5.11-1

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS


         The Company will apply the proceeds of the sale of the Notes to refinance and/or retire a portion of certain existing Indebtedness of the Company and for other general corporate purposes.



                                 Schedule 5.14-1

                                  SCHEDULE 5.15

                          EXISTING INDEBTEDNESS / LIENS


                            FIRSTSERVICE CORPORATION
                                (the "GUARANTOR")

              LIST OF OUTSTANDING INDEBTEDNESS OF THE GUARANTOR AND
                      ITS SUBSIDIARIES AS AT JUNE 30, 2003
                                 (U.S. DOLLARS)


---------------------------------------------------------------------------------------------------------------------
DEBTOR                                                             LONG-TERM DEBT     CAPITAL LEASE             TOTAL
---------------------------------------------------------------------------------------------------------------------
FirstService Corporation                                               50,753,565                 -        50,753,565
FirstService (USA), Inc.
FirstService Delaware, LP
(TD Bank Syndicate)
---------------------------------------------------------------------------------------------------------------------
FirstService Delaware, LP                                             100,000,000                 -       100,000,000
(8.06% Senior Secured Notes due 2011)
---------------------------------------------------------------------------------------------------------------------
FirstService Corporation                                                  200,000                 -           200,000
---------------------------------------------------------------------------------------------------------------------
American Pool Enterprises, Inc.                                           611,211           137,759           748,970
---------------------------------------------------------------------------------------------------------------------
BDP Business Data Services, Ltd.                                                -           389,673           389,673
---------------------------------------------------------------------------------------------------------------------
BLW, Inc. d/b/a Security Services & Technologies                           24,037                 -            24,037
---------------------------------------------------------------------------------------------------------------------
The Continental Group, Ltd.                                                     -           694,510           694,510
---------------------------------------------------------------------------------------------------------------------
DDS Dyment Distribution Services, Ltd.                                          -             7,946             7,946
---------------------------------------------------------------------------------------------------------------------
Dickinson Management Inc.                                                  49,571           115,337           164,908
---------------------------------------------------------------------------------------------------------------------
The Franchise Company, Inc.                                             1,304,000                 -         1,304,000
---------------------------------------------------------------------------------------------------------------------
Greenspace Services Ltd.                                                        -         1,564,469         1,564,469
---------------------------------------------------------------------------------------------------------------------
Prime Management Group, Inc.                                                    -           538,624           538,624
---------------------------------------------------------------------------------------------------------------------
Rossmar & Graham CAM, Inc.                                                      -           318,165           318,165
---------------------------------------------------------------------------------------------------------------------
Watts Communications Inc.                                               2,034,736           146,738         2,181,474
---------------------------------------------------------------------------------------------------------------------
Watts NCH Promotional Services Ltd.                                             -           261,235           261,235
---------------------------------------------------------------------------------------------------------------------
The Wentworth Group, Inc.                                                 146,246                 -           146,246
---------------------------------------------------------------------------------------------------------------------
                                                     TOTALS           155,123,366         4,174,456       159,297,822
---------------------------------------------------------------------------------------------------------------------



                                 Schedule 5.15-1

                                  SCHEDULE 5.21

                               SECURITY DOCUMENTS

PART I

1. Security Agreement from the Company in favor of the Noteholder Collateral Agent.

2. General Security Agreement from the Parent in favor of the Noteholder Collateral Agent.

3. Security Agreement from each of the following Subsidiaries of the Parent in favor of the Noteholder Collateral Agent:

                  (i)      299th Shelf Corporation

                  (ii)     FirstService CAM Holdings, Inc. (f/k/a FirstService
                           (USA) Pool Holdings, Inc.)

                  (iii)    FirstService Delaware CAM, Inc.

                  (iv)     FirstService Financial, Inc.

                  (v)      FirstService Information Technologies, Inc.

                  (vi)     FirstService (USA), Inc.

                  (vii)    FirstService (USA) Security Holdings, Inc.

                  (viii)   Intercon Security Inc.

                  (ix)     Intercon Security MD, Inc.

                  (x)      Intercon Security SMG, Inc.

                  (xi)     NCH Holdings Inc.

                  (xii)    Prime Management Group, Inc.

                  (xiii)   Prime Pest Control, Inc.

                  (xiv)    Prime Realty Associates, Inc.

                  (xv)     Prime Services, Inc.

                  (xvi)    Rossmar and Graham, Community Association Management,
                           Inc.

                  (xvii)   Watts NCH Promotional Services Ltd.

4. General Security Agreement from each of the following Subsidiaries of the Parent in favor of the Noteholder Collateral Agent:

                  (i)      Alberta Security & Investigation Ltd.

                  (ii)     Century Investigation & Security Service, Inc.

                  (iii)    FirstService GP Inc.

                  (iv)     FS Watts Ltd.

                  (v)      Intercon Security Limited


                                 Schedule 5.21-1

5.       Pledge Agreement by the Company in favor of the Noteholder Collateral
         Agent.

6. Share Pledge Agreements by the Parent in favor of the Noteholder Collateral Agent, pursuant to which the shares of the following subsidiaries are pledged:

                  (i)      FirstService Information Technologies, Inc.

                  (ii)     NCH Holdings Inc.

                  (iii)    Watts Communications Inc.

7. Amended and Restated Share Pledge Agreement by the Parent in favor of the Noteholder Collateral Agent, pursuant to which the shares of The Wentworth Group, Inc. are pledged.

8. Pledge Agreement by Prime Management Group, Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of the following subsidiaries are pledged:

                  (i)      Prime Pest Control, Inc.

                  (ii)     Prime Realty Associates, Inc.

                  (iii)    Prime Services, Inc.

9. Pledge Agreement by The Franchise Company Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of Cleanol Services Inc. are pledged.

10. Pledge Agreement by The Franchise Company (U.S.), Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of Stained Glass Overlay, Inc. are pledged.

11. Pledge Agreement by FirstService CAM Holdings, Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of FirstService Delaware CAM, Inc. are pledged.

12. Pledge Agreement by FirstService Delaware CAM, Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of ChipCo, Inc. are pledged.

13. Pledge Agreements by Intercon Security Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of the following subsidiaries are pledged:

                  (i)      Intercon Security MD, Inc.

                  (ii)     Intercon Security SMG, Inc.

14. Pledge Agreement by 299th Shelf Corporation in favor of the Noteholder Collateral Agent, pursuant to which the shares of the following subsidiaries are pledged:

                  (i)      Intercon Security Inc.

                  (ii)     FirstService (USA) Security Holdings, Inc.

15. Pledge Agreement by NCH Holdings Inc. in favor of the Noteholder Collateral Agent, pursuant to which the shares of Watts NCH Promotional Services Ltd. are pledged.

                                 Schedule 5.21-2

16. Partnership Interest and Pledge Agreement by FirstService CAM Holdings, Inc. (as successor by merger with FirstService Continental, Inc.) in favor of the Noteholder Collateral Agent.

17. Partnership Interest Pledge Agreement by FirstService GP Inc. in favor of the Noteholder Collateral Agent.

18. Minority Shareholders Acknowledgement Agreements consenting to the Assignment of call options in the following corporations:

                  (i) Action Window Cleaning, Inc.

                  (ii) CC Seattle, LLC

                  (iii) ChipCo, Inc.

                  (iv) Cooper Square Realty, Inc.

                  (v) DDS Dyment Distribution Services Ltd.

                  (vi) FirstService Continental Holdings, Inc.

                  (vii) The Franchise Company Inc.

                  (viii) Growers & Nomads, Inc.

                  (ix) PDRI Holdings, Inc.

                  (x) W.E. Landscape Group, LLC

                  (xi) The Wentworth Group, Inc.

19. Assignment of Call Option Rights by the Parent in favor of the Noteholder Collateral Agent with respect to the following subsidiaries:

                  (i) BDP Business Data Services Limited

                  (ii) Cleanol Services Inc.

                  (iii) DDS Dyment Distribution Services Ltd.

                  (iv) The Franchise Company Inc.

                  (v) Greenspace Services Ltd.

                  (vi) Nutrilawn, Inc.

                  (vii) Superior Pool, Spa & Leisure Ltd.

                  (viii) The Wentworth Group, Inc.

20. Assignment of Call Option Rights by FirstService CAM Holdings, Inc. (as successor by merger with FirstService Continental, Inc.) in favor of the Noteholder Collateral Agent.

21. Assignment Agreement by the Parent in favor of the Noteholder Collateral Agent re: Intercompany Debt.

22. Eleventh Amendment to Assignment Agreement by the Parent in favor of the Noteholder Collateral Agent.

                                 Schedule 5.21-3

23. Thirteenth Amendment to Assignment Agreement by the Parent in favor of the Noteholder Collateral Agent.

24. Fourteenth Amendment to Assignment Agreement by the Parent in favor of the Noteholder Collateral Agent.

25.      Amendments to Assignments by the Parent re: Intercompany Debt.

26. Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent re: Intercompany Debt.

27. Twelfth Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

28. Eighteenth Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

29. Twentieth Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

30. Twenty-first Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

31. Twenty-second Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

32. Twenty-third Amendment to Assignment Agreement by FirstService (USA), Inc. in favor of the Noteholder Collateral Agent.

33.      Amendments to Assignments by FirstService (USA), Inc. re: Intercompany
         Debt .

34. Assignment of Material Contracts by the Parent in favor of the Noteholder Collateral Agent.

35. Assignment of Material Contracts by the following Subsidiaries of the Parent in favor of the Noteholder Collateral Agent:

                  (i) Prime Pest Control, Inc.

                  (ii) Prime Realty Associates, Inc.

                  (iii) Prime Services, Inc.


                                 Schedule 5.21-4

PART II

1.       Subsidiary Guarantee from each of the following U.S. subsidiaries:

                  (i)      299th Shelf Corporation

                  (ii)     FirstService CAM Holdings, Inc. (f/k/a FirstService
                           (USA) Pool Holdings, Inc.)

                  (iii)    FirstService Delaware CAM, Inc.

                  (iv)     FirstService Financial, Inc.

                  (v)      FirstService Information Technologies, Inc.

                  (vi)     FirstService (USA), Inc.

                  (vii)    FirstService (USA) Security Holdings, Inc.

                  (viii)   Intercon Security Inc.

                  (ix)     Intercon Security MD, Inc.

                  (x)      Intercon Security SMG, Inc.

                  (xi)     Prime Management Group, Inc.

                  (xii)    Prime Pest Control, Inc.

                  (xiii)   Prime Realty Associates, Inc.

                  (xiv)    Prime Services, Inc.

                  (xv)     Rossmar and Graham, Community Association Management,
                           Inc.

2. Subsidiary Guarantee from each of the following Canadian subsidiaries:

                  (i)      Alberta Security & Investigation Ltd.

                  (ii)     Century Investigation & Security Service Inc.

                  (iii)    FirstService GP Inc.

                  (iv)     FS Watts Ltd.

                  (v)      Intercon Security Limited

                  (vi)     NCH Holdings Inc.

                  (vii)    Watts NCH Promotional Services Ltd.

3. Undertaking and Power of Attorney from each of the following subsidiaries:

                  (i)      Action Window Cleaning Inc.

                  (ii)     Albuquerque Book Depository Inc.

                  (iii)    American Pool Enterprises, Inc.

                  (iv)     American Pool Management Inc.

                  (v)      American Pool Management, Inc.


                                 Schedule 5.21-5

                  (vi)     American Pool Service of Georgia, Inc.

                  (vii)    American Pool Service, Inc.

                  (viii)   American Pool Service, Inc.

                  (ix)     APS Financial Management, Inc.

                  (x)      APS of Cleveland, Inc.

                  (xi)     APS of Hollywood, Inc.

                  (xii)    Aqua-Shield Corporation

                  (xiii)   Arco Wentworth Management Corporation

                  (xiv)    Armstrong Management Services, Inc.

                  (xv)     ATS Pool Construction & Service, Inc.

                  (xvi)    Avitt Management Associates, Inc.

                  (xvii)   Barlow & Associates, Inc.

                  (xviii)  BDP Business Data Services Inc.

                  (xix)    BDP Business Data Services Ltd.

                  (xx)     BLW, Inc. DBA Security Services & Technologies

                  (xxi)    California Closet Company, Inc.

                  (xxii)   CC Seattle, LLC

                  (xxiii)  Certa Pro Painters Ltd.

                  (xxiv)   Certa ProPainters Ltd.

                  (xxv)    Chicago North Shore Enterprises, Inc.

                  (xxvi)   ChipCo, Inc.

                  (xxvii)  Cleanol Services Inc.

                  (xxviii) Closet Tamers, Inc.

                  (xxix)   College Pro Painters Limited

                  (xxx)    College Pro Painters (US) Ltd.

                  (xxxi)   Community Association Funding Company

                  (xxxii)  Community Pool Service, Inc.

                  (xxxiii) Continental Landscaping and Lawn Maintenance, Inc.

                  (xxxiv) Continental Painting, Waterproofing and Restoration, Inc.

                  (xxxv)   The Continental Group, Inc.

                  (xxxvi)  The Continental Group, Ltd.

                  (xxxvii) Continental Pools, Inc.

                                 Schedule 5.21-6

                  (xxxviii) Cooper Square Realty Sales & Leasing Corp.

                  (xxxix)  Cooper Square Realty, Inc.

                  (xl)     Creative Closets Unlimited, Inc.

                  (xli)    Dickinson Management, Inc.

                  (xlii)   DDS Distribution Services (U.S.) Ltd.

                  (xliii)  DDS Dyment Distribution Services Ltd.

                  (xliv)   DDS Harris Fulfillment Limited

                  (xlv)    DDS Harris Limited

                  (xlvi)   DDS Metro Fulfillment, Inc.

                  (xlvii)  DDS Right Choice Services, Inc.

                  (xlviii) DDS Southwest Distribution Services Inc.

                  (xlix)   DDS Southwest Holdings, Inc.

                  (l)      DDS Textbook Depository, Inc.

                  (li)     The Equity Management Group of New York, Inc.

                  (lii)    Extranet Solutions Corp.

                  (liii)   F.C.L.S., Inc.

                  (liv)    FirstService Continental Holdings, Inc.

                  (lv)     FirstService Delaware, LLC

                  (lvi)    FirstService Delaware, LP

                  (lvii)   FirstService Nova Scotia Corp.

                  (lviii)  Florida Textbook Depository, Inc.

                  (lix)    The Franchise Company, Inc.

                  (lx)     The Franchise Company (U.S.) Inc.

                  (lxi)    The Franchise Development Center, Inc.

                  (lxii)   Greenspace Corporation

                  (lxiii)  Greenspace Services Ltd.

                  (lxiv)   Growers & Nomads, Inc.

                  (lxv)    Lukes Landscaping, Inc.

                  (lxvi)   M. R. Cooper, Ltd.

                  (lxvii)  Nature Plus, Inc.

                  (lxviii) New Jersey Pool Management, Inc.

                  (lxix)   North Jersey Pool Management, Inc.

                                 Schedule 5.21-7

                  (lxx)    Nova Pool Service Inc.

                  (lxxi)   Nutrilawn Inc.

                  (lxxii)  NUTRILAWN U.S., Inc.

                  (lxxiii) Oklahoma Textbook Depository, Inc.

                  (lxxiv)  On Guard, INC.

                  (lxxv)   Paul Davis Restoration, Inc.

                  (lxxvi)  PDRI Holdings, Inc.

                  (lxxvii) Poolman 2000, Inc.

                  (lxxviii) RMS 1199, Inc.

                  (lxxix)  Specialty Pool & Fountain, Inc.

                  (lxxx)   Stained Glass Overlay, Inc.

                  (lxxxi)  Sterling Fin. & Mgmt. Inc.

                  (lxxxii) Superior Pool, Spa & Leisure Ltd.

                  (lxxxiii) Telelink Services Inc.

                  (lxxxiv) Textbook Information Network Inc.

                  (lxxxv)  Textbook Warehouse, Inc.

                  (lxxxvi) TFC 1102, Inc.

                  (lxxxvii) Triangle Pool Management, Inc.

                  (lxxxviii) Turner Tree Management, LLC

                  (lxxxix) United Work and Travel, Inc.

                  (xc)     VASEC - Virginia Security & Automation, Inc.

                  (xci)    W.E. Landscape Group, LLC

                  (xcii)   Watts Communications Inc.

                  (xciii)  Watts Direct Marketing Services Ltd.

                  (xciv)   Watts Distribution Services Ltd.

                  (xcv)    Watts List Brokerage Ltd.

                  (xcvi)   Watts Services Inc.

                  (xcvii)  The Wentworth Group, Inc.

                  (xcviii) Wentworth Group Holdings Inc.

                  (xcix)   Wentworth Holdings Associates, Inc.

                  (c)      Wentworth Property Management Corporation

                  (ci)     Wentworth Property Management of New Jersey, Inc.


                                 Schedule 5.21-8

                  (cii)    Wentworth Realty, Inc.

                  (ciii)   Worthington Insurance Brokers, Inc.

                  (civ)    Worthmore Construction Maintenance, Inc.

                                 Schedule 5.21-9

                                    EXHIBIT 1

                                 [FORM OF NOTE]


                            FIRSTSERVICE DELAWARE, LP

                  6.40% GUARANTEED SENIOR SECURED NOTE DUE 2015

No. R-[__]                                                                [Date]
U.S.$[_______]                                                  PPN: 33763@ AB 2


         FOR VALUE RECEIVED, the undersigned, FIRSTSERVICE DELAWARE, LP (herein called the "COMPANY"), a limited partnership organized under the laws of Delaware, hereby promises to pay to [______________________], or registered assigns, the principal sum of [_________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 30, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.40% per annum from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.40% or (ii) 2.00% over the rate of interest publicly announced by Bank One, NA from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

         This Note is one of a series of Guaranteed Senior Secured Notes (herein called the "NOTES") issued pursuant to the Note and Guarantee Agreement dated as of September 29, 2003 (as from time to time amended, the "NOTE AND GUARANTEE AGREEMENT"), between the Company, FirstService Corporation (the "GUARANTOR") and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note and Guarantee Agreement and to have made the representation set forth in Section 6.2 of the Note and Guarantee Agreement.

                                   Exhibit 1-1

         Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the Guarantor in accordance with the terms of the Note and Guarantee Agreement and by the Subsidiary Guarantors in accordance with the terms of the Subsidiary Guarantees.

         This Note is secured by, and entitled to the benefits of, the Security Documents referred to in the Note and Guarantee Agreement.

         This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

         If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                                  FIRSTSERVICE DELAWARE, LP
                                                  BY:      FIRSTSERVICE GP INC.,
                                                           ITS GENERAL PARTNER


                                                  By ___________________________
                                                  Name:
                                                  Title:

                                   Exhibit 1-2

                                                                     EXHIBIT 1-A

                               [FORM OF GUARANTEE]


         FOR VALUE RECEIVED, the undersigned hereby unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of, Make-Whole Amount, if any, and interest on said Note, as more fully provided in the Note and Guarantee Agreement referred to in said Note.


                                                 FIRSTSERVICE CORPORATION


                                                 By ___________________________
                                                 Name:
                                                 Title:



                                  Exhibit 1-A-1

                                                               EXHIBIT 4.4(a)(i)

                      [MATTERS TO BE COVERED IN OPINION OF
                         U.S. COUNSEL FOR THE OBLIGORS]





                               Exhibit 4.4(a)(i)-1

                                                              EXHIBIT 4.4(a)(ii)

                      [MATTERS TO BE COVERED IN OPINION OF
                       CANADIAN COUNSEL FOR THE OBLIGORS]



                              Exhibit 4.4(a)(ii)-1

                                                             EXHIBIT 4.4(a)(iii)

                      [MATTERS TO BE COVERED IN OPINIONS OF
                         LOCAL COUNSEL FOR THE OBLIGORS]



                              Exhibit 4.4(a)(ii)-1

                                                                  EXHIBIT 4.4(b)

          [FORM OF OPINION OF SPECIAL U.S. COUNSEL FOR THE PURCHASERS]



                                Exhibit 4.4(b)-1

                                                                  EXHIBIT 4.4(c)

        [FORM OF OPINION OF SPECIAL CANADIAN COUNSEL FOR THE PURCHASERS]



                                Exhibit 4.4(b)-1

                                                                 EXHIBIT 4.11(a)

                         [FORM OF SUBSIDIARY GUARANTEE]



                                Exhibit 4.11(a)-1

                                                                 EXHIBIT 4.11(b)

                         [FORM OF UNDERTAKING TO SECURE]






                                Exhibit 4.11(b)-1